UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Polaris Industries Inc.

(Name of Registrant as Specified In Its Charter)

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Polaris Industries Inc.
2100 Highway 55
Medina, Minnesota 55340
763-542-0500
Fax: 763-542-0599

March 10, 2008

Dear Fellow Shareholder:

The Board of Directors of Polaris Industries Inc. joins me in extending a cordial invitation to attend our 2008 Annual Meeting of Shareholders which will be held at our corporate headquarters, 2100 Highway 55, Medina, Minnesota, 55340, on Thursday, May 1, 2008 at 9:00 a.m. local time.

In addition to voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, we will review Polaris’ 2007 business and discuss our direction for the coming years. There will also be an opportunity, after conclusion of the formal business of the meeting, to discuss other matters of interest to you as a shareholder.

It is important that your shares be represented at the meeting whether or not you plan to attend in person. Please vote by returning your signed proxy card in the envelope provided or by using the telephone or Internet voting options indicated on the proxy card. If you do attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

We hope that you will be able to attend the meeting and we look forward to seeing you.

Sincerely,

Gregory R. Palen
Chairman of the Board

Enclosures

POLARIS INDUSTRIES INC.
2100 Highway 55
Medina, Minnesota 55340
March 10, 2008

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Polaris Industries Inc. will hold its 2008 Annual Meeting of Shareholders at its corporate headquarters located at 2100 Highway 55, Medina, Minnesota, 55340, on Thursday, May 1, 2008. The meeting will begin at 9:00 a.m. local time. At the meeting, we will:

1. Elect the following directors:

•	One Class III director for a one-year term ending in 2009; and

•	Three Class II directors for three-year terms ending in 2011.

2. Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008.

3. Act on any other matters that may properly come before the meeting.

The Board recommends that shareholders vote FOR the director nominees named in the accompanying Proxy Statement. The Board recommends that shareholders vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008, as described in the Company’s accompanying Proxy Statement.

Only shareholders of record at the close of business on March 3, 2008 may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Michael W. Malone
Vice President — Finance,
Chief Financial Officer and Secretary

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, we urge you to vote as soon as possible by telephone, Internet or mail.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2008.

The Company’s Proxy Statement for the 2008 Annual Meeting of Shareholders, the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2007 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 are available at www.proxydocs.com/pii.

POLARIS INDUSTRIES INC.
2100 Highway 55
Medina, Minnesota 55340
PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Who can vote?

A:	You can vote if you were a shareholder at the close of business on the record date of March 3, 2008. There were a total of 33,509,842 shares of the Company’s common stock outstanding on March 3, 2008. This Proxy Statement and proxy card, along with the Annual Report for 2007, are first being mailed to shareholders beginning March 10, 2008. The Proxy Statement summarizes the information you need to vote at the Annual Meeting.

Q:	What am I voting on?

A:	You are voting on:

• Election of one nominee as a Class III director for a one-year term ending in 2009. The Board of Directors’ nominee is John P. Wiehoff.

• Election of three nominees as Class II directors for three-year terms ending in 2011. The Board of Directors’ nominees are John R. Menard, Jr., R.M. (Mark) Shreck and William Grant Van Dyke.

• Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008.

Q:	How does the Board recommend I vote on the proposal?

A:	The Board recommends you vote FOR the director nominees named in the accompanying Proxy Statement. The Board recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008.

Q:	How many shares must be voted to approve the proposal?

A:	Quorum. A majority of the outstanding shares of the Company’s common stock represented in person or by proxy is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, 33,509,842 shares of Polaris common stock were issued and outstanding. A majority of those shares, or 16,754,922 shares of our common stock, will constitute a quorum for the purpose of electing directors, ratifying the selection of the Company’s independent registered public accounting firm or acting on other matters that are properly raised at the Annual Meeting. If you submit a valid proxy card or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes are counted for purposes of determining a quorum to transact business at the Annual Meeting.

Vote Required. Directors are elected by a plurality of the votes cast. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Abstentions and broker non-votes will have no effect on the voting for the election of directors.

Each of the other matters that may be acted upon at the meeting, including ratification of selection of the Company’s independent registered public accounting firm, will be determined by the affirmative vote of the holders of a majority of the shares of Polaris common stock present in person or by proxy at the Annual Meeting and entitled to vote, assuming the presence of a quorum (provided that the number of shares voted in favor of each such proposal constitutes more than 25% of the outstanding shares of Polaris common stock). Abstentions and broker non-votes will have the effects on these proposals noted below.

Q:	What is the effect of broker non-votes and abstentions?

A:	A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to that proposal.

A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote, but will not be deemed to have been voted in favor of such proposal. Accordingly, abstentions will have the same effect as votes against a proposal.

Q:	How will the proxies vote on any other business brought up at the meeting?

A:	By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting. The Company does not know of any other business to be considered at the Annual Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.

Q:	How do I cast my vote?

A:	If you are a shareholder whose shares are registered in your name, you may vote your shares in person at the Annual Meeting or by using one of the three following methods:

• Vote by phone, by dialing 1-800-560-1965 and following the instructions for telephone voting shown on the enclosed proxy card.

• Vote by Internet, by going to the web address http://www.eproxy.com/pii/and following the instructions for Internet voting shown on the enclosed proxy card.

• Vote by proxy card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by phone or Internet, please do not mail your proxy card.

If you are a street-name shareholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Whichever method you use, the proxies identified on the back of the proxy card will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares as recommended by the Board of Directors.

Q:	Can I revoke or change my vote?

A:	You can revoke your proxy at any time before it is voted by:

• Submitting a new proxy with a more recent date than that of the first proxy given by (1) following the telephone voting instructions or (2) following the Internet voting instructions or (3) completing, signing, dating and returning a new proxy card to the Company;

• Giving written notice before the meeting to the Secretary of the Company, stating that you are revoking your proxy; or

• Attending the meeting and voting your shares in person.

Unless you decide to vote your shares in person, you should revoke your prior proxy in the same way you initially submitted it — that is, by telephone, Internet or mail.

Q:	Who will count the votes?

A:	Wells Fargo Bank, N.A., the independent proxy tabulator used by the Company, will count the votes. A representative of Wells Fargo Bank, N.A. and Mark McCormick, the corporate controller of the Company, will act as inspectors of election for the meeting.

Q:	Is my vote confidential?

A:	All proxy cards and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed except:

• To allow Wells Fargo Bank, N.A. to tabulate the vote;

• To allow Mark McCormick, the corporate controller of the Company, and a representative of Wells Fargo Bank, N.A. to certify the results of the vote; and

• To meet applicable legal requirements.

Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares registered to your account in the same social security number and address, including any full and fractional shares you own under the Polaris 2007 Omnibus Incentive Plan, the Polaris Restricted Stock Plan, the Polaris Employee Stock Ownership Plan, the Polaris Employee Stock Purchase Plan and the Polaris 401(k) Retirement Savings Plan.

Q:	What happens if I don’t vote shares that I own?

A:	For shares registered in your name. If you do not vote shares that are registered in your name by proxy through the mail, telephone or Internet as described on the proxy card, or by voting in person at the Annual Meeting, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

For shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See effect of “broker non-votes” as described above.

For shares held in certain employee plans. If you hold shares in the Employee Stock Ownership Plan or the 401(k) Retirement Savings Plan and you do not submit your voting instructions by proxy through the mail, telephone or Internet as described on the proxy card, those shares will be voted in the manner described in the following two questions.

Q:	How are Polaris common shares in the Polaris Employee Stock Ownership Plan voted?

A:	If you hold shares of Polaris common stock through the Polaris Employee Stock Ownership Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account as directed by the committee that administers the plan. Votes under the Polaris Employee Stock Ownership Plan receive the same confidentiality as all other votes.

Q:	How are Polaris common shares in the Polaris 401(k) Retirement Savings Plan voted?

A:	If you hold shares of Polaris common stock through the Polaris 401(k) Retirement Savings Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the way the other 401(k)

Retirement Savings Plan participants vote their shares. Votes under the Polaris 401(k) Retirement Savings Plan receive the same confidentiality as all other votes.

Q:	What does it mean if I get more than one proxy card?

A:	Your shares are probably registered in more than one account. You should vote each proxy card you receive.

Q:	How many votes can I cast?

A:	You are entitled to one vote per share on all matters presented at the meeting.

Q:	When are shareholder proposals due for the 2009 Annual Meeting of the Shareholders?

A:	If you want to present a proposal from the floor at the 2009 Annual Meeting, you must give the Company written notice of your proposal no later than January 23, 2009. Your notice should be sent to the Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota, 55340.

If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year’s proxy statement, you must submit the proposal in writing to the Secretary so it is received at the above address by November 10, 2008.

Q:	How is this proxy solicitation being conducted?

A:	Polaris hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of votes for a fee of $13,000, plus out-of-pocket expenses. Polaris will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders. In addition, some employees of the Company and its subsidiaries may solicit proxies. D.F. King & Co., Inc. and employees of the Company may solicit proxies in person, by telephone and by mail. No employee of the Company will receive special compensation for these services, which the employees will perform as part of their regular duties.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of February 14, 2008 by each person known to the Company who then beneficially owned more than 5% of the outstanding shares of common stock, each director of the Company, each nominee for director, each executive officer named in the Summary Compensation Table on page 37 and all current executive officers and directors as a group. As of February 14, 2008, there were 33,743,578 shares of common stock outstanding. Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner. The table also includes information with respect to common stock equivalents credited as of February 14, 2008 to the accounts of each director under the Company’s Deferred Compensation Plan for Directors that is described in this Proxy Statement under the heading “Corporate Governance — Director Compensation.”

	Shares
	Beneficially	Percent	Common Stock	Deferred Stock
Name and Address of Beneficial Owner	Owned	of Class	Equivalents(15)	Units(16)

Fidelity Management & Research(1)	3,231,150	9.6%
Capital Research & Management Company(2)	2,607,000	7.7%
Barclay’s Global Investors, N.A.(3)	2,136,889	6.3%
LSV Asset Management(4)	1,762,552	5.2%
Thomas C. Tiller(5)(6)	2,173,128	6.1%
Chief Executive Officer and Director
Michael W. Malone(5)(6)(7)	144,883	*
Vice President — Finance, Chief Financial Officer and Secretary
Bennett J. Morgan(5)(6)	159,404	*
President and Chief Operating Officer
Jeffrey A. Bjorkman(5)(6)(8)	119,047	*
Vice President — Operations
John B. Corness(5)(6)	113,249	*
Vice President — Human Resources
Andris A. Baltins(9)(10)(16)	41,150	*	23,479	1,226
Director
Robert L. Caulk(10)(11)(16)	8,200	*	3,849	1,226
Director
Annette K. Clayton(10)(16)	12,000	*	5,641	1,226
Director
John R. Menard, Jr.(10)(16)	16,000	*	7,860	1,226
Director
Gregory R. Palen(10)(12)(16)	33,427	*	33,870	1,226
Non-executive Chairman of the Board of Directors
R. M. (Mark) Schreck(10)(16)	19,890	*	10,709	1,226
Director
William Grant Van Dyke(10)(13)(16)	1,000	*	2,199	1,226
Director
John P. Wiehoff(10)		*	829
Director
All directors and current executive officers as a group (20 persons)(5)(7)(9)(14)	3,094,366	8.6%	88,436	8,582

*	Indicates ownership of less than 1%.

(1)	The address for Fidelity Management & Research LLC and its subsidiaries (collectively, “FMR”) is 82 Devonshire Street, Boston, Massachusetts, 02109. FMR, a parent holding company, has sole voting with respect to 450 shares and sole dispositive power with respect to 3,231,150 shares. This information was reported on the Schedule 13G dated February 13, 2008 filed by FMR with the Securities and Exchange Commission (the “SEC”).

(2)	The address for Capital Research & Management Company and its affiliates (collectively, “CRMC”) is 333 South Hope Street, Los Angeles, California, 90071. CRMC, an investment advisor, has sole voting power with respect to 900,000 shares and sole dispositive power with respect to 2,607,000 shares. This information was reported on the Schedule 13G dated February 11, 2008 filed by CRMC with the SEC.

(3)	The address for Barclay’s Global Investors, N.A. and its affiliates (collectively, “Barclays”) is 45 Fremont Street, San Francisco, CA 94105. Barclays, an investment advisor, has sole voting power with respect to 1,667,421 shares and sole dispositive power with respect to 2,136,889 shares. This information was reported on the Schedule 13G dated January 10, 2008 filed by Barclays with the SEC.

(4)	The address for LSV Asset Management (collectively, “LSV”) is 1 N. Wacker Drive, Suite 4000, Chicago, Illinois, 60606. LSV, an investment advisor, has sole voting power and dispositive power with respect to 1,762,552 shares. This information was reported on the Schedule 13G dated February 12, 2008 filed by LSV with the SEC.

(5)	Includes 90,000, 25,000, 19,688, 11,250 and 12,000 restricted shares of common stock awarded to Messrs. Tiller, Malone, Morgan, Bjorkman and Corness, respectively, and 222,938 aggregate restricted shares of common stock awarded to all executive officers as a group under the Polaris Industries Inc. Restricted Stock Plan and the Polaris Industries Inc. 2007 Omnibus Incentive Plan. An aggregate of 220,938 restricted shares become freely tradeable only upon the Company achieving certain compounded earnings growth targets and an aggregate of 2,000 restricted shares become freely tradeable three years after the date of issuance provided that the holder continues to be an employee of the Company.

(6)	Includes 1,865,000, 60,624, 97,400, 61,988 and 75,576 shares subject to stock options that were granted to Messrs. Tiller, Malone, Morgan, Bjorkman and Corness, respectively, and 2,294,818 aggregate shares subject to stock options that were granted to all executive officers as a group under the Polaris Industries Inc. 1995 Stock Option Plan and the Polaris 2007 Omnibus Incentive Plan which are or will become vested and exercisable on or before May 9, 2008.

(7)	Includes 28,000 shares which are held in a revocable trust in the name of Mr. Malone’s spouse.

(8)	Includes 4,000 shares held by Mr. Bjorkman, which are pledged as collateral for a loan.

(9)	Other members of the law firm of Kaplan, Strangis and Kaplan, P.A., of which Mr. Baltins is a member and which serves of counsel to the Company, beneficially own 9,050 shares.

(10)	Includes 8,000 shares for Mr. Caulk, 12,000 shares for Ms. Clayton, and 16,000 shares for each of the other non-employee directors, with the exception of Mr. Van Dyke and Mr. Wiehoff, subject to annual stock option grants under the Polaris Industries Inc. 2003 Non-Employee Director Stock Option Plan, which are vested and exercisable. This plan was frozen in April 2007 and no additional grants will be made under this plan.

(11)	Includes 200 shares maintained in brokerage accounts registered in Mr. Caulk’s name as Custodian under the Delaware Uniform Transfers to Minors Act for the benefit of two minor children, as to which beneficial ownership is disclaimed.

(12)	Includes 27 shares held by Mr. Palen’s daughter, as to which beneficial ownership is disclaimed.

(13)	Includes 1,000 shares which are held in a revocable trust, over which Mr. Van Dyke, as trustee, has sole voting and dispositive power.

(14)	Includes 2,400 shares held by Mr. Mark Blackwell, Vice President — Victory Motorcycles and International Operations, which are pledged as collateral for a loan.

(15)	Represents the number of common stock equivalents credited as of February 14, 2008 to the accounts of each non-employee director, as maintained by the Company under the Polaris Industries Inc. Deferred Compensation Plan for Directors. A director will receive one share of common stock for every common stock equivalent held by that director upon his or her termination of service as a member of the Board of Directors. The plan is described in this Proxy Statement in the narrative section following the Director Compensation Table.

(16)	Represents the number of deferred stock units awarded in May, 2007 to each of the non-employee directors under the Polaris Industries Inc. 2007 Omnibus Incentive Plan and the accompanying dividend equivalent units. A director will receive one share of common stock for every deferred stock unit upon his or her termination of service as a director of the Company or upon a change in control of the Company. The grant of deferred stock units is described in this Proxy Statement in the narrative section following the Director Compensation Table.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Independence

Our Board of Directors has adopted Corporate Governance Guidelines, which may be viewed online on our website at www.polarisindustries.com or may be obtained in print by any shareholder who requests it. Under our Corporate Governance Guidelines, which adopt the current standards for “independence” established by the New York Stock Exchange (“NYSE”), a majority of the members of the Board of Directors must be independent as determined by the Board of Directors. In making its determination of independence, among other things, the Board of Directors must have determined that the director has no material relationship with Polaris either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with Polaris. The Board of Directors has determined that Ms. Clayton and Messrs. Caulk, Menard, Palen, Schreck, Van Dyke and Wiehoff are independent and Mr. Zona was independent during his term of service as a director. The Board of Directors has also determined that Mr. Baltins is independent for all purposes other than service on the Company’s Audit Committee because he is a member of one of the law firms that provides legal services to the Company. Mr. Tiller, our Chief Executive Officer, is not considered to be independent by the Board of Directors. Accordingly, a majority of our Board of Directors is considered to be independent. Additionally, all current members of our Audit, Compensation and Corporate Governance and Nominating Committees are considered to be independent.

The Company obtains certain engine design consulting services from Menard Competition Technologies and Menard Engineering Limited (collectively, the “MCT Companies”), wholly owned subsidiaries of Menard, Inc. The MCT Companies were selected as a design consultant by the Company’s engineering group after a competitive proposal process and review. The Board of Directors considered Mr. Menard’s status as a shareholder of Menard, Inc. in determining that he is independent.

We have also adopted a Code of Business Conduct and Ethics applicable to all employees, including our Chief Executive Officer, our Chief Financial Officer and all other senior executives, and the directors. A copy of the Polaris Code of Business Conduct and Ethics is available on our website at www.polarisindustries.com and in print to any shareholder who requests it.

Communications with the Board

Under our Corporate Governance Guidelines, a process has been established by which shareholders and other interested parties may communicate with members of the Board of Directors. Any shareholder or other interested party who desires to communicate with the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Corporate Secretary, Polaris Industries Inc., 2100 Highway 55, Medina, Minnesota, 55340.

All communications received in accordance with these procedures will be reviewed initially by the office of our Corporate Secretary to determine that the communication is a message to our directors and will be relayed to the appropriate director or directors unless the Corporate Secretary determines that the communication is an advertisement or other promotional material. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate.

Board Meetings

During 2007, the full Board of Directors met five times, four of which were in person. Each of the in-person meetings was preceded and/or followed by an executive session of the Board of Directors without management in attendance, chaired by Mr. Palen. Each of our directors attended 75% percent or more of the meetings of the Board of Directors and any committee on which they served in 2007. The Board also acted through two written actions in 2007. The Company does not maintain a formal policy regarding the Board’s attendance at annual shareholder meetings; however, Board members are expected to regularly attend all Board meetings and meetings of the committees on which they serve. All members of the Board of Directors attended our 2007 Annual Meeting, except for John P. Wiehoff, who was appointed to the Board effective July 26, 2007.

Committees of the Board and Meetings

The Board of Directors has designated four standing committees. The Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Technology Committee each operate under a written charter which is available on our website at http://www.polarisindustries.com and is also available in print to any shareholder who requests it. The current membership of each committee and its principal functions, as well as the number of times it met during fiscal 2007, are described below.

Audit Committee

Members:	Annette K. Clayton Gregory R. Palen William Grant Van Dyke, Chair John P. Wiehoff

All members of the Audit Committee have been determined to be “independent” and “financially literate” by the Board of Directors in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE. Additionally, Mr. Van Dyke and Mr. Wiehoff have each been determined by the Board of Directors to be an “Audit Committee Financial Expert” as that term has been defined by the SEC. None of the members of the Audit Committee currently serve on the audit committees of more than three public companies.

Purpose:	The Audit Committee assists the Board of Directors in fulfilling its fiduciary responsibilities by overseeing the Company’s financial reporting and public disclosure activities. The Audit Committee’s primary purposes are to:

• assist the Board of Directors in its oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent registered public accounting firm’s qualifications and independence, (d) the responsibilities, performance, budget and staffing of the Company’s internal audit function and (e) the performance of the Company’s independent registered public accounting firm;

• prepare the Audit Committee Report that appears later in this Proxy Statement;

• serve as an independent and objective party to oversee the Company’s financial reporting process and internal control system; and

• provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal auditors and the Board of Directors.

The Audit Committee, in its capacity as a committee of the Board of Directors, is directly responsible for the appointment, compensation, and oversight of the work of any independent registered public accounting firm employed by the Company

(including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and each such independent registered public accounting firm reports directly to the Audit Committee. This committee met nine times during 2007.

Compensation Committee

Members:	Andris A. Baltins Robert L. Caulk, Chair

Both members of the Compensation Committee have been determined to be “independent” by the Board of Directors in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

Purpose:	The Compensation Committee’s duties and responsibilities include, among other things, the responsibility to:

• Assist the Board of Directors in establishing a philosophy and policies regarding executive and director compensation;

• Provide oversight to the administration of the Company’s director and executive compensation programs;

• Administer the Company’s stock option, restricted stock and other equity-based and cash incentive plans;

• Review and approve the compensation of executive officers and senior management;

• Review and discuss the Compensation Discussion and Analysis that appears later in this Proxy Statement and prepare any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including the Compensation Committee Report that appears later in this Proxy Statement; and

• Review with the Chief Executive Officer a written procedure for the efficient transfer of his responsibilities in the event of his sudden incapacitation or departure, including recommendations for longer-term succession planning.

The Compensation Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain independent counsel and other independent experts or consultants. The committee has the sole authority to select, retain and terminate a compensation consultant and to approve the consultant’s fees and other retention terms. The committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 of the Securities Exchange Act, as in effect from time to time, and/or (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

The Compensation Committee retained Hewitt Associates, Inc. (“Hewitt”) to act as its compensation consultant during the year ended December 31, 2007. The compensation consultant is used in an advisory role for various technical, analytical, and plan design issues related to compensation and benefit programs. The consultant does not play a role in deciding or determining compensation, which role is reserved to the Compensation Committee. The Compensation Committee provides the material elements of the instructions to Hewitt with respect to the performance of its duties under the engagement. The Compensation Committee instructs Hewitt to collect market information on a variety of executive pay and design issues, to assist in the design and review of various programs affecting the compensation of executives and other employees, to consult on various technical issues related to compensation and benefits, and from time to time to review and assist the Compensation Committee in the development of employment contracts with the Company’s Chief Executive Officer. The Compensation Committee expects that Hewitt, when necessary, will work with management in its various efforts in order to fully understand the details of various compensation programs and the underlying business and human resource issues they are meant to address.

The Compensation Committee works with the Chief Executive Officer, the President and Chief Operating Officer and the Vice President — Human Resources in determining the base salary and annual and long-term incentive targets and opportunities of Company executives. The committee also has the power to delegate the approval of grants of certain stock options and performance restricted share awards. The Compensation Committee has delegated to the Chief Executive Officer of the Company the approval of the issuance of a limited number of equity awards in connection with the employment of new non-executive employees and the promotion or outstanding achievements of current non-executive employees. The Compensation Committee met four times during 2007 and acted through two written actions.

Corporate Governance and Nominating Committee

Members:	Andris A. Baltins, Chair John R. Menard, Jr. R. M. (Mark) Schreck

All members of the Corporate Governance and Nominating Committee have been determined to be “independent” by the Board of Directors in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

Purpose:	The Corporate Governance and Nominating Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of the Company. The committee reviews and evaluates the policies and practices with respect to the size, composition and functioning of the Board, evaluates the qualifications of possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The committee will consider individuals recommended by shareholders for nomination as a director in accordance with the procedures described under “Submission of Shareholder Proposals and Nominations” that appears later in this Proxy Statement. The committee also is responsible for recommending to the Board of Directors any revisions to the Company’s Corporate Governance Guidelines. This committee met four times and acted through one written action during 2007.

Technology Committee

Members:	Annette K. Clayton John R. Menard, Jr. Gregory R. Palen R. M. (Mark) Schreck, Chair Thomas C. Tiller

Purpose:	The Technology Committee provides oversight of the Company’s product plans, technology development and related business processes. The committee reviews (1) product and technology development plans to ensure the continuous flow of innovative, differentiated, leadership products in the markets currently served by the Company, (2) plans for growth through new products serving adjacent markets, (3) new technology development and plans for insertion of new technology into the long-range product plan, (4) major competitive moves and the Company’s response plan, (5) the adequacy of the processes, tools, facilities and technology leadership of the Company’s product and technology development, (6) the costs, benefits and risks associated with major product development programs and related facility investments, (7) plans to address changing regulatory requirements, (8) strategic sourcing plans for products and technology and (9) quality initiatives to ensure that the quality of Polaris products meets or exceeds customer expectations. This committee met three times during 2007.

Certain Relationships and Related Transactions

During 2007, the law firm of Kaplan, Strangis and Kaplan, P.A. (“KSK”) provided ongoing legal services to the Company and certain subsidiaries in connection with various matters. Andris A. Baltins, a member of the Board of Directors, is a member of that firm. Due to the nature of Mr. Baltin’s interest in KSK, disclosure of this relationship is not required under applicable SEC regulations. However, the relationship is periodically reviewed by the Corporate Governance and Nominating Committee and the Board of Directors. The level of fees paid by the Company to KSK for services rendered is not material to either the Company or to KSK and the Board of Directors has concluded that the relationship does not constitute a material relationship that would impair Mr. Baltin’s independence.

Polaris’ Related-Person Transactions Approval Policy, which is applicable to all directors, executive officers and five-percent shareholders of the Company and their respective immediate family members, prohibits “related-person transactions” unless approved or ratified by the Corporate Governance and Nominating Committee.

Matters considered to be a related-person transaction subject to the policy include:

•	Any transaction directly or indirectly involving a director, executive officer or five-percent shareholder or any of their respective family members, in which Polaris or its subsidiaries is directly or indirectly a participant and the amount involved exceeds or reasonably can be expected to exceed $100,000.

•	Any amendment or modification to an existing related-party transaction; or

•	Any transaction or relationship involving a director that is not deemed to be immaterial under Polaris’ Corporate Governance Guidelines.

The following are not considered to be related-person transactions subject to the policy:

•	Indemnification and advancement of expenses payments made pursuant to Polaris’ Articles of Incorporation or By-laws or pursuant to any agreement or instrument; or

•	Any transaction that involves the providing of compensation to a director or executive officer in connection with his or her duties to Polaris or any of its subsidiaries, including the reimbursement of business expenses incurred in the ordinary course.

Directors and executive officers are required to consult with Polaris’ General Counsel as to any questions of whether a transaction could be considered a related-person transaction. Additionally, each of Polaris’ directors and executive officers also completes a questionnaire on an annual basis designed to elicit information about any potential related-person transactions.

Any potential related-person transaction that is raised will be analyzed by the General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction or relationship constitutes a related-person transaction requiring compliance with the policy. The potential related-person transaction and the General Counsel’s conclusion and the analysis thereof is also to be reported to the chair of the Corporate Governance and Nominating Committee.

Matters that are concluded to be related-person transactions are to be submitted for approval by the Corporate Governance and Nominating Committee in accordance with consideration of the approval factors described below. The presentation to the Committee is to include a description of the participants, the terms of the transaction, the business purpose of the transaction, the benefits to Polaris and to the relevant director, executive officer or five-percent shareholder.

In determining whether to approve a related-person transaction, the Committee is to consider the following factors, among others, to the extent deemed relevant by the Committee to the related-person transaction:

•	whether the terms of the related-person transaction are fair to Polaris and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with a director, executive officer or five-percent shareholder of Polaris or any of their respective family members;

•	whether there are demonstrable business reasons for Polaris to enter into the related-person transaction;

•	whether the related-person transaction could impair the independence of a director under the Corporate Governance Guidelines; and

•	whether the related-person transaction would present an improper conflict of interest for any director or executive officer of Polaris, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship and any other factors the Committee deems relevant.

Any related-person transaction that is not approved or ratified, as the case may be, shall be voided, terminated or amended, or such other actions shall be taken, in each case as determined by the Committee, so as to avoid or otherwise address any resulting conflict of interest.

Compensation Committee Interlocks and Insider Participation

All current members of the Compensation Committee are considered independent under our Corporate Governance Guidelines. No interlocking relationships exist between the Board of Directors or the Compensation Committee and the Board of Directors or compensation committee of any other company.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes of ownership of the Company’s common stock with the SEC. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) reports that they file. To the Company’s knowledge, based solely upon a review of the reports filed by the executive officers and directors during 2007 and written representations that no other reports were required, the Company believes that, during the year ended December 31, 2007, all filing requirements applicable to its directors, executive officers and 10% beneficial owners, if any, were complied with, except that the Company failed to timely file a Form 4 (i) for Mark E. Blackwell with respect to the disposition of 2,219 shares of common stock on April 30, 2007; and (ii) for Mark E. Blackwell with respect to the disposition of 2,552 shares of common stock on July 26, 2007.

PROPOSAL 1 — ELECTION OF DIRECTORS

General Information

The Board of Directors of the Company is divided into three classes. The members of one class are elected at each annual meeting of shareholders to serve three-year terms. The Class II directors currently serving on the Board, whose terms expire at the 2008 Annual Meeting, are Messrs. John R. Menard, Jr., R. M. (Mark) Shreck and William Grant Van Dyke. In addition, the Board of Directors appointed John P. Wiehoff as a Class III director, effective July 26, 2007, to fill the vacancy created by an increase in the number of directors from eight to nine. Mr. Wiehoff has consented to serve a one-year term, which will expire at the 2009 Annual Meeting when the term of all Class III directors will expire.

Upon the recommendation of the Corporate Governance and Nominating Committee of the Board, the Board of Directors proposes that John P. Wiehoff, be elected by the shareholders as a Class III director for a one-year term expiring in 2009. Mr. Wiehoff was appointed as a director of Polaris by the Board of Directors on July 26, 2007 upon the recommendation of the Corporate Governance and Nominating Committee. Mr. Gregory R. Palen, the non-executive Chairman of the Board of Directors, initially recommended that the Corporate Governance and Nominating Committee consider Mr. Wiehoff as a potential candidate for election to Polaris’ Board of Directors.

Upon the recommendation of the Corporate Governance and Nominating Committee of the Board, the Board of Directors also proposes that the following nominees, all of whom are currently serving as Class II directors, be elected as Class II directors for three-year terms expiring in 2011:

John R. Menard, Jr.
R. M. (Mark) Shreck
William Grant Van Dyke

The persons named in the enclosed proxy intend to vote your proxy for the election of each of the four nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. If you are voting by telephone or on the Internet, you will be told how to withhold your vote from some or all of the nominees. Each nominee elected as a director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement.

After the election of one Class III director and three Class II directors at the Annual Meeting, the Board will consist of nine directors, including five continuing directors whose present terms extend beyond this Annual Meeting (Classes I, II and III will each consist of three members). There are no family relationships between or among any executive officers or directors of the Company.

We expect each nominee standing for election as a Class II director or as a Class III director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees designated by the Board, unless an instruction to the contrary is indicated on the proxy card.

The Board of Directors unanimously recommends a vote FOR the election of these nominees as Directors.

Information Concerning Nominees and Directors

The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

Director Nominee — Class III (Term Ending 2009)

John P. Wiehoff	Director since 2007
Mr. Wiehoff, 46, has been Chief Executive Officer of C.H. Robinson since May 2002, following a three-year succession process during which he was named President in December 1999. He has been a director of C.H. Robinson since December 2001. He was Vice President and Chief Financial Officer from June 1998 to December 1999. Previous positions with C.H. Robinson include Treasurer and Corporate Controller. Prior to joining C.H. Robinson in 1992, he was employed by Arthur Andersen LLP. Mr. Wiehoff also serves on the Board of Directors of Donaldson Company, Inc. Mr. Wiehoff is a member of our Audit Committee.

Director Nominees — Class II (Term Ending 2011)

John R. Menard, Jr.	Director since 2001
Mr. Menard, 68, has been the President and a director of Menard, Inc., a building materials and home improvement retailing business, since February 1960. Mr. Menard serves as a member of our Corporate Governance and Nominating Committee and our Technology Committee.

R. M. (Mark) Schreck	Director since 2000
Mr. Schreck, 63, is a registered professional engineer and retired Vice President, Technology, General Electric Company. He is currently on the staff of the University of Louisville Speed School of Engineering, and consults through his business, RMS Engineering, LLC. Mr. Schreck also serves as a director of the Kentucky Science and Technology Corporation, a private, nonprofit organization. Mr. Schreck serves as the Chair of our Technology Committee and is also a member of our Corporate Governance and Nominating Committee.

William Grant Van Dyke	Director since 2006
Mr. Van Dyke, 62, was the Chairman of the Board of Donaldson Company, Inc., a leading worldwide provider of filtration systems and replacement parts, from August 2004 until his retirement in 2005. He was Chairman, President and Chief Executive Officer of Donaldson Company from 1996 to August 2004 and held various financial and management positions from 1980 to 1996. Mr. Van Dyke also serves as a director of Graco Inc. and Alliant Techsystems Inc. Mr. Van Dyke serves as the Chair of our Audit Committee.

Directors Continuing in Office — Class I (Term Ending 2010)

Andris A. Baltins	Director since 1994
Mr. Baltins, 62, has been a member of the law firm of Kaplan, Strangis and Kaplan, P.A. since 1979. Mr. Baltins is a member of the boards of Affinity Group Holding, Inc. and its wholly-owned subsidiary, Affinity Group, Inc., a member-based direct marketing and specialty merchandise retailer targeting recreational vehicle owners and outdoor enthusiasts. He also serves as a director of various private and non-profit corporations. Mr. Baltins serves as the Chair of our Corporate Governance and Nominating Committee and is also a member of the Compensation Committee.

Thomas C. Tiller	Director since 1998
Mr. Tiller, 46, is the Chief Executive Officer of the Company and was the President and Chief Executive Officer of the Company from 1999 to April 2005. From July 15, 1998 to May 20, 1999, Mr. Tiller served as the Company’s President and Chief Operating Officer. From 1983 to 1998, Mr. Tiller held a number of design, marketing and plant management positions with General Electric Corporation, most recently as Vice President and General Manager of G.E. Silicones. Mr. Tiller is a member of our Technology Committee.

Robert L. Caulk	Director since 2004
Mr. Caulk, 56, was the Chairman and Chief Executive Officer of United Industries Corporation, a manufacturer and marketer of consumer products, from 2001 through 2005 and was its President and Chief Executive Officer from 1999 to 2001. He served as the President and Chief Executive Officer of Spectrum Brands, North America, following its acquisition of United Industries in 2005, until February 2006. From 1995 to 1999 Mr. Caulk held the positions of President and Executive Vice President of Clopay Building Products. Mr. Caulk also serves as a director of several corporate and non-profit boards, including Ascendia Brands, Inc., Sligh Furniture Company and the St. Louis Academy of Science. Mr. Caulk serves as the Chair of our Compensation Committee.

Directors Continuing in Office — Class III (Term Ending 2009)

Gregory R. Palen	Director since 1994
Mr. Palen, 52, was elected to serve as the non-executive Chairman of our Board of Directors in May 2002 and has been Chairman of Spectro Alloys, an aluminum manufacturing company, since 1989 and Chief Executive Officer of Palen/Kimball Company, a heating and air conditioning company, since 1983. He is a director of Valspar Corporation, a painting and coating manufacturing company. Mr. Palen also serves as a director of various private and non-profit organizations.

Annette K. Clayton	Director since 2003
Ms. Clayton, 44, has been the Vice President of Operations for the Americas of Dell Corporation since February 2006. From June 2005 until February 2006, Ms. Clayton served as Vice President, General Motors North American Quality and a member of the GM North American Strategy Board. Prior to that assignment she was the President and a director of Saturn Corporation, a subsidiary of General Motors Corporation, since April 2001. She was the Executive Director of Global Manufacturing Systems — Quality of General Motors Corporation from April 2000 to April 2001. From 1983 to 2000, Ms. Clayton held a number of production, engineering and management positions at General Motors’ assembly plants in Moraine, Ohio; Fort Wayne, Indiana; and Oshawa, Ontario. She is a governing board member for the Massachusetts Institute of Technology (MIT) Leaders for Manufacturing and a member of the External Advisory Board for the College of Engineering and Computer Science at Wright State University. Ms. Clayton is a member of our Audit Committee and Technology Committee.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis describes the Company’s compensation objectives and policies as applied to the following named executive officers (the “Executive Officers”):

•	Thomas C. Tiller, Chief Executive Officer

•	Michael W. Malone, Vice President — Finance, Chief Financial Officer and Secretary

•	Bennett J. Morgan, President and Chief Operating Officer

•	Jeffrey A. Bjorkman, Vice President — Operations

•	John B. Corness, Vice President — Human Resources

Executive summary

The practice of the Compensation Committee is to meet in January of each year to: (i) establish the annual base salary and annual incentive compensation opportunity for each of the Executive Officers for the current year, (ii) determine the annual incentive compensation to be paid to each Executive Officer for services provided during the prior year, (iii) determine the payout, if any, to be made under the Company’s long-term incentive plan to employees of the Company, including the Executive Officers other than Mr. Tiller, for the three-year performance period ended on the immediately preceding December 31st (iv) establish plan targets and performance measures for the three-year performance period beginning on January 1 of the current year for long-term incentive plan participants, and (v) determine stock option and restricted share awards, if any, to be granted to Executive Officers.

This section is intended to provide a summary of the five primary components of actual compensation awarded to or earned by each Executive Officer during 2007 as reported in the compensation tables and accompanying narrative sections appearing on pages 25 to 48 of this Proxy Statement and other compensation decisions made by the Compensation Committee in January 2008.

Process — When making individual compensation decisions for Executive Officers, the Compensation Committee takes many factors into account. These factors include the individual’s performance; the performance of the Company overall; retention concerns; the individual’s tenure and experience with the Company and in his or her current position; the recommendations of management; the individual’s current and historical compensation; the Compensation Committee’s compensation philosophy; and comparisons to other comparably situated executive officers (both those of the Company and those of the Company’s peer group).

Base Salary — The Company targets the base cash compensation of its Executive Officers at the 50th percentile of the market based on survey results. In 2007, the base salaries of Messrs. Tiller at $750,000, Bjorkman at $285,000 and Corness at $275,000 were approximately at the target levels. The Company believed this to be appropriate given their respective experience, performance and tenure in position. Mr. Morgan’s base salary was $375,000 in 2007, which is lower than the target. However, Mr. Morgan has received significant base salary increases since assuming his current position in May 2005. Similarly, Mr. Malone’s base salary, at $350,000, was lower than target in 2007, but he has received significant base salary increases in recent years as he has gained experience as Chief Financial Officer of the Company. See the Summary Compensation Table on page 37 of this Proxy Statement for more detail.

In 2008, the base salary of Mr. Tiller will remain at $750,000 in accordance with the terms of his employment agreement. The Compensation Committee increased the base salaries of Messrs. Bjorkman and Corness for 2008 by 4% to $295,000 and $285,000, respectively, in order that their base salary continue to approximate targeted levels. The Compensation Committee determined that their individual performance did not warrant a significant increase or decrease from the target. The base salary of Mr. Morgan was increased by 7% to $400,000, bringing his base salary closer to the target. The Compensation Committee determined that Mr. Morgan’s increased experience as President and Chief Operating Officer and his individual performance warranted such an increase. Although Mr. Morgan’s base salary remains below target, the Company expects that with continued strong performance he will receive further increases over time. Mr. Malone’s base salary for 2008 was increased by 7% to $375,000 in order to bring his base salary to approximately the targeted level, reflecting the Compensation Committee’s view that as an experienced Chief Financial Officer who has been a strong performer in that role for over ten years, Mr. Malone’s base salary should now be at least at the target level. See the Summary Compensation Table on page 37 of this Proxy Statement for more detail.

Annual Incentive Awards under Senior Executive Annual Incentive Compensation Plan — Annual incentive awards for Executive Officers are subject to the Senior Executive Annual Incentive Compensation Plan. This plan was implemented in 2004 and was designed and is administered so that the annual incentive compensation paid to participants will be tax deductible under Section 162(m) of the Internal Revenue Code and the plan has been approved by the Company’s shareholders. In administering the plan, the Compensation Committee has determined a targeted incentive opportunity for each Executive Officer expressed as a percentage of base salary. On an annual basis, the Compensation Committee establishes performance metrics that must be achieved to qualify for varying levels of incentive compensation and determines the actual amount of incentive compensation to be paid for performance.

The Compensation Committee has established the following target annual incentive opportunities under the plan for each Executive Officer (expressed as a percentage of base salary):

2008 Senior
Executive Plan
Award Target
Opportunity
(as a Percentage of
Executive Officer	Base Salary)

Thomas C. Tiller	200%
Michael W. Malone	80%
Bennett J. Morgan	100%
Jeffrey A. Bjorkman	80%
John B. Corness	80%

These target annual incentive opportunities are based on the respective executive’s level of responsibility, consistent with comparable positions in the market when considering total cash compensation. These targets reflect the Compensation Committee’s view that the compensation opportunities of Messrs. Tiller and Morgan, who have the greatest overall responsibility for Company performance, should be weighted more heavily towards performance based compensation. These target annual incentive opportunities have remained unchanged for at least 10 years, other than for Mr. Morgan, who began to serve in the newly created position of President and Chief Operating Officer in 2005.

At the beginning of a year, the Compensation Committee establishes a “matrix” of the maximum level of annual incentive compensation that may be paid to individual Executive Officers under the plan at various levels of Company financial performance for the year. In the four years since inception of the plan, the annual performance targets have required year over year growth of earnings from continuing operations per diluted share of between 10% and 16% in order for the Executive Officers to qualify for an award equal to their target annual incentive opportunities. The financial operating targets are aligned with the Company’s internal operating plan for the year. In order for the Executive Officers to qualify to receive an annual incentive award at least at the level of their target annual incentive opportunity, Polaris must achieve growth in earnings from continuing operations per diluted share that exceeds the guidance provided to shareholders in January of the year of the earnings from continuing operations per diluted share expected for the year. The Compensation Committee sets these challenging targets in order to generate and reward superior performance. The Company has met these targets in two of the last four years.

In January 2007, the Compensation Committee, after considering the market for the products sold by the Company, the general economic environment and the Company’s plans for the upcoming year, set performance targets for 2007 that represented a 10% growth in earnings from continuing operations per diluted share in what was expected to be a difficult industry cycle and macroeconomic climate. In order for the Executive Officers to qualify for payment of their target incentive opportunities, it was necessary for the Company to achieve $3.00 earnings from continuing operations per diluted share for the fiscal year ended December 31, 2007. The Company actually achieved $3.10 earnings from continuing operations per diluted share in 2007.

In January 2008, the Compensation Committee determined the annual incentive compensation to be paid to each of the Executive Officers for 2007 performance after taking into consideration the Company’s actual 2007 financial performance-primarily growth in earnings per share; maximum amounts payable under the corporate performance/payout matrix established by the Compensation Committee at the beginning of 2007; corporate performance against specific strategic priorities established for the year; business unit or departmental performance; the target incentive opportunity (200% of base salary for Mr. Tiller, 100% for Mr. Morgan, and 80% for each of Messrs. Bjorkman, Malone and Corness); and individual performance for each Executive Officer. In considering individual performance, the Compensation Committee evaluated each Executive Officer’s contribution towards the following business goals with approximately even weighting: strengthening the core business; delivering operational excellence in quality and productivity; developing growth opportunities; enhancing the Company’s product technology and brand; and building a culture and team of employees to deliver the stated goals. The annual incentive compensation awards for 2007 were paid at the following percentages of each Executive Officer’s base salary: Mr. Tiller, 210%; Mr. Morgan, 109%; Messrs. Corness and Malone, 86% and Mr. Bjorkman, 80%. There is more detail on the 2007 Senior Executive Plan appearing on pages 25 to 29 of this Proxy Statement.

In January 2008, the Compensation Committee also established a performance and payout matrix for 2008 under the plan that will require growth in earnings from continuing operations per diluted share in excess of guidance provided to shareholders in January 2008 and within the historical range of 10 to 16 percent in order for the Executive Officers to qualify for an award equal to their target annual incentive opportunities. There is more detail on the 2008 Senior Executive Plan appearing on pages 25 to 29 of this Proxy Statement.

Long Term Incentive Plan (LTIP)

2005-2007 Performance Cycle — In 2005, the Executive Officers, excluding Mr. Tiller, received a grant under the LTIP that required a combined minimum of 8% compound annual growth in earnings from continuing operations per diluted share and 2% compound annual growth in sales over a three-year measurement period ending December 31, 2007. The Company did not meet the minimum performance thresholds set in 2005 and as a result there was not and will not be a payout to any of the Executive Officers under the 2005 LTIP grant in 2007 or in future periods.

2007-2009 Performance Cycle — In 2007, the Executive Officers, excluding Mr. Tiller, received a grant under the LTIP that was subject to a minimum performance threshold, a target payment and a maximum payout at 6%, 10% and 16%, respectively, compound annual growth in earnings from continuing operations per diluted share over a three-year performance measurement period, which will end on December 31, 2009. Participants also have the opportunity to earn additional compensation if the Company achieves at least 10% annual growth in earnings from continuing operations per diluted share and 5% or more annual growth in sales over the three-year measurement period. At the 10% performance target, the 2007 LTIP payouts, expressed as a percentage of base salary, would be 100% for Mr. Morgan and 80% for Messrs. Malone, Bjorkman and Corness and are based on their individual levels of responsibility. There is more detail on the 2007 LTIP grant on pages 30 to 32 of this Proxy Statement.

2008-2010 Performance Cycle — In 2008, the Executive Officers, excluding Mr. Tiller, are participating in a grant under the 2008 LTIP that is subject to a minimum performance threshold, a target payment and a maximum payout at 6%, 12% and 18%, respectively, compound annual growth in earnings from continuing operations per diluted share over a three-year performance measurement period, which will end on December 31, 2010. Participants also have the opportunity to earn additional compensation if the Company achieves at least 12% annual growth in earnings from continuing operations per diluted share and 5% or more annual growth in sales over the three-year measurement period. At the 12% performance target, the 2008 LTIP payouts, expressed as a percentage of base salary, would be 100% for Mr. Morgan and 80% for Messrs. Malone, Bjorkman and Corness and are based on their individual levels of responsibility. There is more detail on the 2008 LTIP grant on pages 30 to 32 of this Proxy Statement.

Stock Option Plan

The Compensation Committee generally awards stock options to Executive Officers on an annual basis. The Compensation Committee awards the options after reviewing market compensation data for each Executive Officer and considering the need to retain key executives and align incentives with shareholder interests. The value of and the number of shares subject to the awards are based on benchmarked comparisons conducted by the Compensation Committee’s compensation consultant of similar positions at comparable companies.

2004 Stock Option Grant Vested in 2007 — In November 2004, the Compensation Committee awarded stock options to Executive Officers that vested on November 1, 2007. The stock options granted in 2007 have a ten-year life and were issued at an exercise price of $59.45 per share, which was the fair market value on the date of grant. The number of stock options granted to the Executive Officers and their computed value at the time of the grant in accordance with the Black-Scholes method of valuation were as follows:

	Number of Stock	Black Scholes
Executive Officer	Options	Value

Thomas C. Tiller	100,000	$1,771,000
Michael W. Malone	16,000	283,360
Bennett J. Morgan	16,000	283,360
Jeffrey A. Bjorkman	17,500	309,925
John B. Corness	14,000	247,940

At December 31, 2007, the exercise price of the options of $59.45, exceeded the $47.77 per share market value of Polaris common stock.

2007 Stock Option Grant — In January, 2007, the Compensation Committee awarded stock options to each Executive Officer, excluding Mr. Tiller, who was granted stock options in accordance with his employment agreement. The stock options granted in 2007 have a ten-year life, three-year cliff vesting and were issued at an exercise price of $46.66 per share, which was the fair market value on the date of grant. The number of stock options granted and their computed value at the time of the grant in accordance with the Black-Scholes method of valuation was as follows:

	Number of Stock	Black Scholes
Executive Officer	Options	Value

Thomas C. Tiller	192,000	$2,628,883
Michael W. Malone	22,000	272,131
Bennett J. Morgan	35,000	432,936
Jeffrey A. Bjorkman	15,000	185,544
John B. Corness	14,000	173,174

2008 Stock Option Grant — In January 2008, the Compensation Committee awarded stock options to each Executive Officer, except for Mr. Tiller. The stock options granted have a ten-year life, three-year cliff vesting and were issued at an exercise price of $43.57 per share, which was the fair market value on the date of the grant. The number of stock options granted and their computed value at the time of the grant in accordance with the Black-Scholes method of valuation was as follows:

	Number of Stock	Black Scholes
Executive Officer	Options	Value

Michael W. Malone	25,000	$235,900
Bennett J. Morgan	50,000	471,800
Jeffrey A. Bjorkman	13,000	122,668
John B. Corness	16,000	150,976

There is more detail on Stock Option Awards on pages 32 to 33 of this Proxy Statement.

Performance Based Restricted Share Awards — In November 2004, Messrs. Tiller and Malone were granted 50,000 and 10,000 performance based restricted share awards respectively. Mr. Tiller’s award was part of his employment agreement and the award size was determined by comparing his compensation to other Chief Executive Officers in the market in 2004. In examining Mr. Malone’s overall compensation package in 2004 compared to the market, the Committee determined that Mr. Malone was significantly under the market in long term compensation and granted him a special one time grant. Both Mr. Tiller’s and Mr. Malone’s awards had threshold performance targets of 12% compound earnings from continuing operation per diluted share growth over the three-year period from 2004 through 2006. The Company did not achieve the performance targets over the measurement period and as a result Mr. Tiller’s and Mr. Malone’s shares will lapse in accordance with their terms.

On January 31, 2005, Mr. Tiller was granted a 33,000 share performance based restricted share award in accordance with his employment agreement. The award had a performance target of 12% compounded growth in earnings from continuing operation per diluted share over a two-year period from 2005 to 2006. The Company did not achieve the performance target over the measurement period and as a result Mr. Tiller’s shares will lapse in accordance with their terms.

On January 29, 2007, Mr. Tiller was granted a 40,000 share performance based restricted share award in accordance with his 2007 employment agreement. The award has a performance target of 12% compounded growth in earnings from continuing operations per diluted share over a two-year period from 2007 to 2008.

There is more detail on the performance based restricted share awards on pages 33 to 34 of this Proxy Statement.

In addition to the primary forms of compensation discussed above, the Executive Officers are also eligible for other perquisites and benefits as discussed on pages 34 to 35 of this Proxy Statement.

Executive Compensation Philosophy

Objectives of Polaris’ Compensation Program

Polaris’ executive compensation philosophy aligns executive compensation decisions with its desired business direction, strategy and performance. The primary objectives and priorities of the compensation program for Polaris’ Executive Officers are to:

•	Attract and retain highly qualified executives;

•	Link executives’ incentive goals with the interests of Polaris’ shareholders;

•	Emphasize variable compensation that is tied to Polaris’ performance in an effort to generate and reward superior individual performance; and

•	Support the Company’s business plans and long-term goals.

To achieve these objectives, the Company has designed an executive compensation program that emphasizes performance-based incentives and consists of two key components:

•	Annual Compensation — consisting of base salary and annual cash incentive awards under the Polaris Industries Inc. Senior Executive Annual Incentive Compensation Plan (“Senior Executive Plan”); the incentive awards are paid based upon the achievement of certain Company performance objectives on an annual basis; and

•	Long-Term Compensation, consisting of one or more of the following:

•	cash incentive awards under the Polaris Industries Inc. Long Term Incentive Plan (“LTIP”) that are paid based upon the achievement of certain Company performance objectives over three-year periods;

•	performance-based stock awards under the Polaris Industries Inc. 2007 Omnibus Plan (“Omnibus Plan”), and, prior to April 2007, the Polaris Industries Inc. Restricted Stock Plan (“Restricted Stock Plan”), the vesting and value of which are solely dependent on growth in earnings from continuing operations per diluted share and stock price, respectively; and

•	stock option grants under the Omnibus Plan, and prior to April 2007, the Polaris Industries Inc. 1995 Stock Option Plan (“Stock Option Plan”), the value of which is dependent on growth in stock price.

Awards under the Senior Executive Plan, LTIP, Restricted Stock Plan, Stock Option Plan and Omnibus Plan provide Executive Officers with incentives to achieve the Company’s business objectives and also serve as a retention tool. The value and attainment of these awards are driven by the Company’s financial and stock price performance. The incentive award target percentages of each Executive Officer under the Senior Executive Plan and the LTIP, as well as the number of stock options and performance-based stock awards under the Restricted Stock Plan, Stock Option Plan and Omnibus Plan to each Executive Officer, are determined by the Compensation Committee after consideration of the position held by the Executive Officer and the expected level of contribution to the achievement of the desired business objectives.

To attract and retain talented individuals, the compensation of Executive Officers must also be competitive with other companies in its comparable markets. Accordingly, the Company uses survey data, as described in the section entitled “Factors Used in Determining Compensation” below, to structure the total compensation opportunities provided to Executive Officers that (a) will approximate over time the median total compensation opportunities within the survey group as adjusted for company size, and (b) will result in higher than the median compensation if Polaris outperforms the corporate objectives established by the Board, executives contribute meaningfully to that performance and the Polaris stock price appreciates in value. Individual Executive Officer compensation opportunities and actual compensation are further influenced by Company performance and individual performance.

Polaris’ compensation philosophy for Executive Officers distinguishes between the compensation opportunities made available to Executive Officers and the compensation paid to Executive Officers. The Company provides and measures total compensation opportunities to its Executive Officers through a combination of base salary, target annual incentive opportunities under the Senior Executive Plan, the grant date fair value of stock option awards, the target incentive awards under the LTIP and the grant date fair value of performance-based stock awards. The actual amount realized by individual Executive Officers from their total compensation opportunities (other than base salary), if any, is dependent upon the Company’s actual financial and/or stock price performance over the term of the award as well as individual performance. Accordingly, if results fail to meet the goals established for one or more of the variable components of total compensation opportunities, then earned compensation is likely to fall below the survey group’s median total compensation depending upon the performance of the companies within that group.

Total compensation opportunities for each of the Executive Officers are also a function of their respective roles and responsibilities. In the marketplace surveys conducted by the Company’s compensation consultant, Chief Executive Officers are paid more than are other positions. Moreover, the mix of compensation opportunities for a Chief Executive Officer also differs from other positions. Likewise, compensation opportunities for a Chief Operating Officer, Chief Financial Officer and each of the other Executive Officers reflect the labor market for each of those areas of expertise. Accordingly, compensation opportunities of the Company are established to reflect the reality of competitive labor markets and the business strategy of the Company. For example, under the Senior Executive Plan, for 2005, 2006 and 2007, the Chief Executive Officer has a target performance payout of 200% of base salary. The target performance payout is 100% of base salary for the Chief Operating Officer and 80% of base salary for the other Executive Officers. The variation reflects the difference in responsibility for the overall performance of the Company and the mix and amount of compensation opportunities available for similar positions based on marketplace surveys. Similarly, base salaries, long term incentive pay, stock option and restricted stock awards for the Chief Executive Officer, Chief Operating Officer and the other Executive Officers will differ to reflect the responsibility of the position in the Company and marketplace surveys.

When Mr. Tiller’s 2007 Employment Agreement was being negotiated in 2006, a comprehensive market survey was completed for the Compensation Committee by the compensation consultant. Mr. Tiller’s current employment contract is in effect through 2008. As a result, no further analysis of Mr. Tiller’s compensation compared to the market was required in 2007 and 2008. The annualized value of target total compensation for Messrs. Morgan and Malone was between the 40th and 50th percentiles of target total compensation of comparable positions in the comparator group, whereas target total compensation for Messrs. Bjorkman and Corness was in the top quartile relative to comparable positions in the comparator group. Messrs. Bjorkman and Corness have historically had higher targets because of their years of experience both inside and outside of the Company in similar positions and their time in position at Polaris. Polaris’ objective is to provide pay opportunities to its Executive Officers that are consistent with its pay philosophy and correspondingly with the market values of comparable positions of the benchmark companies. In particular, those opportunities are comprised of salary, target cash incentive awards, and the grant date value of long-term incentives. Importantly, what is actually earned, from these pay opportunities, especially from the annual cash incentive awards and long-term incentive arrangements are entirely a function of realized results. Accordingly, to the extent actual or earned compensation varies from its targeted total compensation percentile, this will be a function of performance of the individual and/or the Company. With respect to the Chief Executive Officer, from the time of his first contract in 1998, the Company determined that it would emphasize variable pay to a greater extent than the usual 50th percentile practices in market surveys for similar positions. As an example, median target annual incentive opportunities commonly approximate 90%-100% of base salary. The Company established a target annual incentive award opportunity that is 200% of base salary. It also used performance objectives that it believed to be stretch in nature. Similarly, long-term incentives for the Chief Executive Officer have historically been distinctly performance based. For instance, at the time of each contract signing, front-loaded equity awards of performance shares and premium priced stock options were made. The shares could only be earned if specific long-term earnings growth objectives were achieved. Similarly, value could only be accumulated under the stock option awards if the stock price rose considerably above the grant price. As a consequence of this approach and emphasis on variable pay, the Chief Executive Officer’s base salary has been at or below the 50th percentile while his targeted variable pay opportunity has been above the top quartile. As a result, his targeted total compensation opportunity is also above the 75th percentile.

Factors Considered in Determining Compensation

The Compensation Committee annually reviews competitive executive compensation levels based upon a report compiled by its independent compensation consultant, Hewitt Associates, Inc, that includes comparative compensation data from a survey of a group of companies that are primarily engaged in the manufacturing industry and have annual sales ranging from $1 billion to $4 billion. The criteria used to identify the survey group of companies remain consistent from year-to-year, although the actual companies within the survey group will vary depending on changes in reported sales. The Company believes that these criteria are effective in yielding a survey group of comparable companies because Polaris is a manufacturing entity and had annual sales of $1.8 billion and $1.7 billion for the years ended December 31, 2007 and December 31, 2006, respectively. All of the companies surveyed to establish the 2007 compensation opportunities are listed below:

Alliant Techsystems Inc.	Herman Miller, Inc.	The Scotts Miracle-Gro Company
Ametek, Inc.	Hubbell Incorporated	Sensient Technologies Corporation
Andrew Corporation	Jacuzzi Brands, Inc.	Solutia Inc.
Cameron International Corporation	Jarden Corporation	Sonoco Products Company
Chaparral Steel Company	Joy Global Inc.	The Stanley Works
Church & Dwight Company, Inc.	Kaman Corporation	Steelcase Inc.
Corn Products International Inc.	Kennametal Inc.	Tecumseh Products Company
Curtiss-Wright Corporation	Lennox International Inc.	Thomas & Betts Corporation
Del Monte Foods Company	Martin Marietta Materials, Inc.	Tower Automotive
Energizer Holdings, Inc.	McCormick & Company, Inc.	Tupperware Corporation
Federal Signal	Olin Corporation	UST Inc.
Fleetwood Enterprises, Inc.	Packaging Corporation of America	Valmont Industries, Inc.
Flowserve Corporation	Pactiv Corporation	The Valspar Corporation
FMC Technologies	PolyOne Corporation	Vulcan Materials Company
Graphic Packaging Corporation	Potash Corporation of Saskatchewan Inc.	Walter Industries, Inc.
H. B. Fuller Company	Rockwell Collins	Waters Corporation
Hasbro, Inc.	Sauer-Danfoss Inc.	Worthington Industries, Inc.

Utilizing the survey group information, the Compensation Committee conducts its own review of the various components of Polaris’ executive compensation program and, with the assistance of the Chief Executive Officer, the President and Chief Operating Officer and the Vice President — Human Resources, determines the base salary and annual and long-term incentive targets and opportunities of the Executive Officers as a group and individually. In doing so, the Compensation Committee conducts an evaluation of the compensation opportunities and individual performance of each Executive Officer. Each executive’s skills, experience, time in position, achievements and level of contribution towards desired business objectives is reviewed. The Compensation committee uses this information to determine the amount and mix of compensation opportunities and the actual compensation for the Company’s Executive Officers is based upon these assessments.

In addition to the foregoing, a compensation tally sheet was prepared for the Chief Executive Officer and reviewed by the Compensation Committee in connection with the negotiation of Mr. Tiller’s most recent employment agreement in 2007. The tally sheet affixed dollar amounts to all components of the Chief Executive Officer’s compensation opportunities, including current pay (base salary and an annual incentive award opportunity under the Senior Executive Plan), deferred compensation, outstanding equity awards, benefits, perquisites, and potential change in control and severance payments.

Impact of Accounting and Tax Treatments

The Compensation Committee made decisions regarding executive compensation using forms of compensation that were compliant with Section 162(m) of the Internal Revenue Code. Section 162(m) generally provides that a publicly held corporation will not be entitled to deduct for federal income tax purposes compensation paid to either its chief executive officer or any of its four other most highly compensated executive officers in excess of $1 million in any year if that compensation is not performance related. In April 2004, shareholders approved the Senior Executive Plan and the LTIP. Senior executives of the Company, to whom Section 162(m) may apply, participate in the Senior Executive Plan in lieu of the Company-wide profit sharing plan. Awards under both plans approved by shareholders in 2004 would meet the requirements of Section 162(m) and be tax deductible to Polaris. Additionally, outstanding grants under the Company’s stock-based compensation programs, including stock option and performance-based stock award programs, are performance-based for purposes of Section 162(m). The Company believes that all compensation paid to Polaris’ executives for 2007 is deductible under the Internal Revenue Code.

Stock Ownership Guidelines

The Company’s Board of Directors has adopted stock ownership guidelines, which provide that the Chief Executive Officer and other Executive Officers are expected to own, directly or indirectly, shares of common stock or restricted share awards having a value of at least five and three times, respectively, their annual base salaries. Compliance with the stock ownership guidelines is voluntary but is monitored by the Vice President — Finance, Chief Financial Officer and Secretary of the Company. All Executive Officers are expected to satisfy the stock ownership guidelines within four years following the date of their becoming an Executive Officer. The following chart sets forth the stock ownership of each of the Executive Officers as of December 31, 2007 relative to the stock ownership guidelines:

				Shares of Common
				Stock and
	Stock Ownership		Stock Ownership	Restricted Share
	Guidelines		Guidelines	Awards Held as of
	(as a Multiple of		(as a Number	December 31,	Stock Ownership
Name	Base Salary)		of Shares)	2007	Guideline Met?

Thomas C. Tiller	5	x	75,000	341,128	Yes
Michael W. Malone	3	x	21,000	84,259	Yes
Bennett J. Morgan	3	x	22,500	62,004	Yes
Jeffrey A. Bjorkman	3	x	17,100	57,039	Yes
John B. Corness	3	x	16,500	37,673	Yes

Role of Executive Officers in Determining Compensation

The Compensation Committee meets with the Chief Executive Officer annually to review the performance of the Company’s other Executive Officers. The meeting includes an in-depth review of the performance of each Executive Officer. A summary of the performance review is presented to the full Board of Directors each year. For instance in January, 2008, in considering individual performance during 2007, the Compensation Committee evaluated each Executive Officer’s contribution towards the following business goals with approximately even weighting: strengthening the core business; delivering operational excellence in quality and productivity;

developing growth opportunities; enhancing the Company’s product technology and brand; and building a culture and team of employees to deliver the stated goals.

The Chief Executive Officer and Vice President — Human Resources assist the Compensation Committee in reviewing performance under the Senior Executive Plan metrics. Each Executive Officer has an incentive award target expressed as a percentage of base salary based on the individual’s level of responsibility. The Chief Executive Officer and Vice President — Human Resources review the pre-established incentive award targets, Company performance and individual performance for the other Executive Officers and recommend incentive award amounts for such persons to the Compensation Committee. In addition, the Chief Executive Officer makes recommendations to the Compensation Committee with respect to equity-based incentive awards for the other Executive Officers.

Elements of Executive Compensation

Annual Compensation

Base Salary.  To remain competitive with compensation levels of executives at comparable companies, Polaris targets the base pay of its Executive Officers at the 50th percentile of the survey group of companies identified above. Polaris believes that targeting base pay at a competitive level helps fulfill its compensation program objective of attracting and retaining high quality executives. Each Executive Officer’s salary relative to this competitive framework varies based on the level of his or her responsibility, experience, time in position, internal equity considerations and individual performance and is reviewed by the Compensation Committee on an annual basis. Specific salary adjustments take into account these factors and the current market for management talent. An Executive Officer’s base salary will also generally be reviewed at the time of a promotion or other change in responsibilities.

In 2007, the base salaries of Messrs. Tiller at $750,000, Bjorkman at $285,000 and Corness at $275,000 were approximately at the target. The Company believes this was appropriate given their respective experience, performance and time in position. In 2007, Mr. Morgan’s base salary, at $375,000, was lower than the target. Mr. Morgan has received significant base salary increases since assuming his current position in May 2005 and the Company expects him to move closer to target with continued good performance over time. In 2007, Mr. Malone’s base salary, at $350,000, was lower than target. Mr. Malone has received significant base salary increases in recent years as he has gained experience as Chief Financial Officer of the Company.

In January, 2008, the Compensation Committee set the base salaries for the Executive Officers. The base salary of Mr. Tiller will remain at $750,000; the same as in 2007 in accordance with his employment agreement. The base salaries of Messrs. Bjorkman and Corness are approximately at the target and as a result the Compensation Committee made a 4% increase to their base salaries in 2008 bringing Mr. Bjorkman to $295,000 and Mr. Corness to $285,000. Their individual performance did not warrant a significant increase or decrease from the target. The base salary of Mr. Morgan was under the target for President and Chief Operating Officer and as a result he received a 7% increase to $400,000 bringing him closer to the target. The Compensation Committee determined that Mr. Morgan’s increasing experience as President and Chief Operating Officer and individual performance warranted such an increase. The base salary of Mr. Malone was increased by 7% to $375,000 to bring him to approximately the target level, reflecting the Compensation Committee’s view that as an experienced Chief Financial Officer who has been a strong performer in that role for over ten years, Mr. Malone’s base salary should now be at least at the target level.

Senior Executive Plan.  Polaris awards annual incentives under the Senior Executive Plan based on the achievement of performance criteria established for a specific year. Polaris believes that the opportunities provided under the Senior Executive Plan fulfill all of its compensation program objectives by:

•	Encouraging executives to attain and maintain the highest standards of performance,

•	Attracting and retaining executives of outstanding competence and ability,

•	Stimulating the active interest of executives in the development and financial success of the Company,

•	Further aligning the identity of interest of executives with those of the Company’s shareholders generally, and

•	Rewarding executives for outstanding performance when certain objectives are achieved.

The Company’s Chief Executive Officer and other members of senior management, as designated by the Compensation Committee of the Board of Directors of the Company, participate in the Senior Executive Plan in lieu of the Company’s broad based annual profit sharing plan. In administering the plan, the Compensation Committee has determined a targeted incentive opportunity for each Executive Officer expressed as a percentage of base salary. On an annual basis, the Compensation Committee establishes performance metrics that must be achieved to qualify for varying levels of incentive compensation and determines the actual amount of incentive compensation to be paid for performance.

The Compensation Committee has established the following target annual incentive opportunities under the plan for each Executive Officer (expressed as a percentage of base salary):

Senior
Executive Plan
Award Target
Opportunity
(as a Percentage of
Executive Officer	Base Salary)

Thomas C. Tiller	200%
Michael W. Malone	80%
Bennett J. Morgan	100%
Jeffrey A. Bjorkman	80%
John B. Corness	80%

These target annual incentive opportunities are based on the Executive Officer’s level of responsibility, consistent with comparable positions in the market when considering total cash compensation. The targets reflect the Compensation Committee’s view that the compensation opportunities of Messrs. Tiller and Morgan, who have the greatest overall responsibility for Company performance, should be weighted more heavily towards performance based compensation. The target annual incentive opportunities for Executive Officers have remained unchanged for at least 10 years, other than for Mr. Morgan, who began to serve in the newly created position of President and Chief Operating Officer in 2005.

The amount of an Executive Officer’s actual incentive award payment for a performance period is based predominantly upon Polaris’ financial performance measured against pre-established performance metrics. For example, due to below target financial performance in 2006, the Compensation Committee based the amount of annual incentive awards paid to Executive Officers for that year solely on the Company’s financial performance. The Compensation Committee’s determination of the amount of the annual incentive awards to be paid for 2007 was also primarily based upon the Polaris’ financial performance against pre-established performance metrics. However, the Committee also considered corporate performance against specific strategic priorities established for the year, business unit or departmental performance and individual performance. When evaluating individual performance during 2007, the Compensation Committee evaluated each Executive Officer’s contribution towards the following business goals: strengthening the core business; delivering operational excellence in quality and productivity; developing growth opportunities; enhancing the Company’s product technology and brand; and building a culture and team of employees to deliver the stated goals. In this way, awards under the Senior Executive Plan fulfill Polaris’ compensation objectives of supporting the Company’s business plans and annual goals and generating and rewarding superior performance.

The Senior Executive Plan was designed and is administered so that the annual incentive compensation paid to participants would be tax deductible under Section 162(m) of the Internal Revenue Code and the plan has been approved by the Company’s shareholders. In order to comply with Section 162(m), the Senior Executive Plan provides for incentive compensation payments based on the Company’s performance relative to financial operating targets established early in the year by the Compensation Committee. For the 2006, 2007 and 2008 performance periods, the Compensation Committee based the financial operating targets on annual growth in earnings from continuing operations per diluted share. The Committee believes that earnings from continuing operations per diluted share is the most effective and appropriate of the numerous business measurement criteria available under the Senior Executive Plan for a number of reasons, including, but not limited to: a) it is easily understood by the

Executive Officers, shareholders and employees of the Company, b) it is a measurement that is communicated in the audited financial statements of the Company and c) it is a measurement that is identical to the measurement used for purposes of determining the annual payments under the Company’s broad based annual profit sharing plan for all eligible non-executive employees of the Company.

In administering the Senior Executive Plan, during January of each year the Compensation Committee establishes a matrix for each Executive Officer of maximum annual incentive payouts, expressed as a percentage of base salary, across a range of levels of earnings from continuing operations per diluted share for the year. In determining the maximum payments at various levels of earnings from continued operations per diluted share growth, the Compensation Committee reviews the market for the products sold by the Company, the general economic environment and the Company’s internal operating plans for the upcoming year. The financial operating targets are heavily influenced by the Company’s internal operating plan for the year, which is not publicly disclosed. In order for the Executive Officers to qualify to receive an annual incentive award at least at the level of their target annual incentive opportunity, Polaris must achieve growth in earnings from continuing operations per diluted share that exceeds the guidance provided to shareholders in January of the year of the earnings from continuing operations per diluted share expected for the year. The Compensation Committee sets challenging targets in order to focus executives on delivering a high level of performance. In the four years since inception of the plan, the annual performance targets have required year over year growth of earnings from continuing operations per diluted share of between 10% and 16% in order for the Executive Officers to qualify for an award equal to their target annual incentive opportunities. During that same period, the Company has met or exceeded the required growth metric in two out of four years and the Executive Officers have received annual incentive payments at or above their target incentive opportunity (200% of base salary for Mr. Tiller, 100% for Mr. Morgan, and 80% for each of Messrs. Bjorkman, Malone and Corness) in two out of four years.

The following graph shows for fiscal years 2004 through 2007 the average annual incentive payments as a percent of target for the Executive Officers and percentage of internal operating plan achieved since the Senior Executive Plan was adopted, which illustrates the correlation between the internal operating plan and the actual payouts received by the Executive Officers:

When determining the amount of annual incentive awards to be paid at the end of a year, the Compensation Committee technically exercises “negative discretion” in accordance with the terms of the Senior Executive Plan in that the amounts paid to Executive Officers often represent a downward adjustment from the maximum amount payable in accordance with the matrix established at the beginning of the year. The reductions are not necessarily a negative reflection on an individual Executive Officer’s performance, but rather reflect the Company’s understanding that if the Compensation Committee were to be authorized to exercise “positive discretion” to increase annual incentive awards above the maximum levels established as payable at various levels of Company financial performance, the amounts paid would not be tax deductible to the Company. The Compensation Committee does not establish a formula for exercising its negative discretion in determining individual annual incentive awards. Accordingly, while performance targets are utilized under the plan, the level of those targets, and the use of negative discretion permits the Compensation Committee to consider other factors that it deems important to long-term success and results. As a result, the annual incentive awards reflect both corporate and individual performance and, accordingly, the Senior Executive Plan operates as a discretionary plan subject to annual maximum payout limitations.

Awards under the Senior Executive Plan are paid prior to March 15th following the year during which performance is measured.

Senior Executive Plan Awards for 2006 — Awarded in February 2007

In January 2006, the Compensation Committee established incentive award targets under the Senior Executive Plan for fiscal year 2006 (the “2006 Senior Executive Plan Awards”) that required the Company to achieve earnings from continuing operations per diluted share of $3.50 in order for the Executive Officers to qualify for an award equal to their target annual incentive opportunities. The Company actually achieved earnings from continuing operations per diluted share of $2.72 for 2006. There were no other factors or criteria used in determining the actual incentive compensation for each Executive Officer other than actual reported earnings from continuing operations per diluted share for the year ended December 31, 2006. As a result of the Company’s actual 2006 performance and the Compensation Committee’s exercise of its negative discretion with respect to awards to Messrs. Tiller and Morgan, the following awards were made:

	2006 Senior	2006 Senior	2006 Senior
	Executive Plan	Executive Plan	Executive Plan
	Award Target	Award	Award
	(as a Percentage of	(Paid in	(as a Percentage of
Executive Officer	Base Salary)	February 2007)	Base Salary)

Thomas C. Tiller	200%	$350,000	47%
Michael W. Malone	80%	94,300	29%
Bennett J. Morgan	100%	122,500	35%
Jeffrey A. Bjorkman	80%	79,800	29%
John B. Corness	80%	75,400	29%

The Compensation Committee exercised its negative discretion with respect to awards to Messrs. Tiller and Morgan because as Chief Executive Officer and Chief Operating Officer, respectively, they have the highest level of individual responsibility for the overall performance of the Company and the Company did not meet its performance targets in 2006. The performance of the other Executive Officers did not warrant a significant increase or decrease from established payout percentages. The foregoing amounts were reported as incentive awards to each of the Executive Officers in the summary compensation table included in the Company’s Proxy Statement for its 2007 Annual Meeting of Shareholders.

Senior Executive Plan Awards for 2007 — Awarded in February 2008

In January 2007, the Compensation Committee established incentive award targets under the Senior Executive Plan for fiscal year 2007 (the “2007 Senior Executive Plan Awards”) that required the Company to achieve earnings from continuing operations per diluted share of $3.00 in order for the Executive Officers to qualify for an award equal to their target annual incentive opportunities. The Company actually achieved earnings from continuing operations per diluted share of $3.10 for 2007.

	2007 Senior	2007 Senior	2007 Senior
	Executive Plan	Executive Plan	Executive Plan
	Award Target	Award	Award
	(as a Percentage of	(Paid in	(as a Percentage of
Executive Officer	Base Salary)	February 2008)	Base Salary)

Thomas C. Tiller	200%	$1,575,000	210%
Michael W. Malone	80%	294,000	86%
Bennett J. Morgan	100%	400,000	109%
Jeffrey A. Bjorkman	80%	228,000	80%
John B. Corness	80%	236,000	86%

As noted above, the Compensation Committee’s determination of the amount of the annual incentive awards to be paid for 2007 was based upon Polaris’ financial performance against pre-established performance metrics, corporate performance against specific strategic priorities established for the year, business unit or departmental performance and individual contributions to strengthening Polaris’ core business; delivering operational excellence in quality and productivity; developing growth opportunities; enhancing the Company’s product technology and brand; and building a culture and team of employees to deliver the stated goals.

The 2007 Senior Executive Plan Awards paid to Executive Officers in February 2008 are reflected in column (g) of the Summary Compensation table appearing on page 37 of this Proxy Statement.

Senior Executive Plans Awards for 2008 — To Be Awarded in February 2009

In January 2008, the Compensation Committee established a matrix for each Executive Officer of maximum annual incentive payouts, expressed as a percentage of base salary, across a range of levels of earnings from continuing operations per diluted share for 2008 that will require that Polaris achieve growth in earnings from continuing operations per diluted share in excess of guidance provided to shareholders in January 2008 and within the historical range of 10 to 16 percent growth in such earnings in order for the Executive Officers to qualify for an award of their target annual incentive opportunities. The Compensation Committee anticipates making payments in February 2009 to the Executive Officers under the 2008 Senior Executive Plan.

The Compensation Committee established a target earnings from continuing operations per diluted share that had to be achieved in order to receive a corresponding target payout percentage for each Executive Officer. At target performance, the payout percentages calculated as a percentage of their annual base salary are 80% for Messrs. Corness, Bjorkman and Malone; 100% for Mr. Morgan and 200% for the Chief Executive Officer as identified below. At the same time, the Compensation Committee established a range of payout percentages ranging from 0% to a maximum payout percentage for each of the Executive Officers based on the actual earnings from continuing operations per diluted share. The maximum percentages are calculated as a percentage of base salary and are 375% for the Chief Executive Officer, 187% for the Chief Operating Officer and 150% for the other Executive Officers if the actual results are 17% or more above the targeted earnings from continuing operations per diluted share growth for the fiscal year ended December 31, 2008.

2008 Senior
Executive Plan
Award Target
(as a Percentage of
Executive Officer	Base Salary)

Thomas C. Tiller	200%
Michael W. Malone	80%
Bennett J. Morgan	100%
Jeffrey A. Bjorkman	80%
John B. Corness	80%

Long-Term Compensation

Long-term compensation awarded by the Company includes long-term cash-based incentive awards under the LTIP, stock options under the Omnibus Plan and, prior to April 2007, the Stock Option Plan, and performance-based stock awards under the Omnibus Plan and, prior to April 2007, the Restricted Stock Plan. The Company strives to find an appropriate balance between long-term compensation opportunities such as stock options that are dependent upon the market price of the Company’s common stock in order to align the Executive Officers’ interests with those of shareholders generally and those such as cash-based awards under the LTIP or performance-based stock awards under the Restricted Stock Plan that are dependent upon achievement of specific financial measures that Executive Officers can influence and manage over time and that will also drive shareholder value. Accordingly, approximately 60% of the grant date value of long-term compensation opportunities is provided to each Executive Officer in the form of stock options, with the remaining 40% allocated to cash awards under the LTIP or performance-based stock awards under the Restricted Stock Plan.

LTIP.  Long-term cash-based incentives under the LTIP are awarded in an effort to:

•	Provide incentives for executives to attain and maintain the highest standards of sustained performance,

•	Attract and retain executives of outstanding competence and ability,

•	Stimulate the active interest of executives in the long-term strategic development and financial success of the Company,

•	Further align the interests of executives with those of shareholders generally, and

•	Reward executives for outstanding performance when certain long-term performance objectives are achieved.

Each of the Executive Officers, other than the Chief Executive Officer, participates in the LTIP. The plan was adopted with the intention that awards would be made under this plan in substitution for annual awards previously made under the Restricted Stock Plan. Payouts under the LTIP are based on financial performance measured over a period of three consecutive fiscal years. In determining the performance targets for the LTIP, the Compensation Committee evaluates the external economic environment, the external market for the products sold by the Company and the Company’s long term business plan.

At the beginning of each three-year performance period, participants choose whether their payout will be calculated based upon: (1) cash value at the time of award; or (2) cash value tied to Polaris stock price movement over the three-year performance period. Each Executive Officer has chosen to have his payout calculated based upon cash value tied to Polaris stock price movement over the three-year performance period. Similar to the Senior Executive Plan, Polaris establishes an LTIP target in January of each year for each Executive Officer participant expressed as a percentage of base salary based on that individual’s level of responsibility. A plan target of 100% and 80% of base salary was established under the LTIP for Mr. Morgan and the other Executive Officer participants, respectively, for the 2005 — 2007 performance period (“2005 LTIP Grant”), the 2006 — 2008 performance period (“2006 LTIP Grant”), the 2007-2009 performance period (“2007 LTIP Grant”) and the 2008-2010 performance period (“2008 LTIP Grant”). The Compensation Committee has discretion under the LTIP to either (i) disregard the impact of any extraordinary or unusual events (such as significant acquisitions or divestitures by the Company) in determining whether a performance objective has been obtained or (ii) to make appropriate adjustments in any performance objective to reflect the occurrence of such an event.

2005 LTIP Grant

Target awards under the 2005 LTIP Grant were dependent upon the level of achievement of two performance criteria: three-year compound annual sales growth and three-year compound earnings from continuing operations per diluted share growth using actual 2004 financial results as the base period.

	Percentage of Base Salary Payable to Executive Officers
	Upon Achievement of Performance Criteria
Performance Criteria	M. Malone	B. Morgan	J. Bjorkman	J. Corness

Threshold:
3-year compound annual sales growth of 2% and 3-year compound earnings from continuing operations per diluted share growth of 8%	40%	50%	40%	40%
Target:
3-year compound annual sales growth of 6% and 3-year compound earnings from continuing operations per diluted share growth of 12%	80%	100%	80%	80%
Maximum:
3-year compound annual sales growth of at least 10% and 3-year compound earnings from continuing operations per diluted share growth of at least 16%	160%	200%	160%	160%

The Company applied a non-discretionary sliding scale of percentages of base salary based upon the foregoing threshold, target and maximum award amounts to determine the amount of incentive award payable to each Executive Officer if actual Company performance fell between the threshold and target performance criteria or between the target and maximum performance criteria.

In January, 2008, the Compensation Committee determined that the threshold performance criteria had not been achieved for the 2005 LTIP Grant and, accordingly, no incentive awards were paid to the Executive Officer participants for that performance period.

2006 LTIP Grant

Target awards under the 2006 LTIP Grant will be dependent upon the level of achievement of two performance criteria: three-year compound annual sales growth and three-year compound earnings from continuing operations per diluted share growth using actual 2005 financial results as the base period.

	Percentage of Base Salary Payable to Executive Officers
	Upon Achievement of Performance Criteria
Performance Criteria	M. Malone	B. Morgan	J. Bjorkman	J. Corness

Threshold:
3-year compound annual sales growth of 1% and 3-year compound earnings from continuing operations per diluted share growth of 8%	40%	50%	40%	40%
Target:
3-year compound annual sales growth of 5% and 3-year compound earnings from continuing operations per diluted share growth of 12%	80%	100%	80%	80%
Maximum:
3-year compound annual sales growth of at least 9% and 3-year compound earnings from continuing operations per diluted share growth of at least 16%	160%	200%	160%	160%

The Company will apply a non-discretionary sliding scale of percentages of base salary based upon the foregoing threshold, target and maximum award amounts to determine the amount of incentive award payable to each Executive Officer if actual Company performance falls between the threshold and target performance criteria or between the target and maximum performance criteria.

At the present time, the Company believes that it is unlikely that the threshold performance criteria will be achieved for the 2006 LTIP Grant and, accordingly, does not expect to make awards to Executive Officer participants for that performance period.

2007 LTIP Grant

Target awards under the 2007 LTIP Grant will be dependent upon the level of achievement of two performance criteria: three-year compound annual sales growth and three-year compound earnings from continuing operations per diluted share growth using actual 2006 financial results as the base period.

	Percentage of Base Salary Payable to Executive Officers
	Upon Achievement of Performance Criteria
Performance Criteria	M. Malone	B. Morgan	J. Bjorkman	J. Corness

Threshold:
3-year compound earnings from continuing operations per diluted share growth of 6%	40%	50%	40%	40%
Target:
3-year compound earnings from continuing operations per diluted share growth of 10%	80%	100%	80%	80%
Maximum:
3-year compound annual sales growth of at least 11% and 3-year compound earnings from continuing operations per diluted share growth of at least 16%	200%	250%	200%	200%

The Company will apply a non-discretionary sliding scale of percentages of base salary based upon the foregoing threshold, target and maximum award amounts to determine the amount of incentive award payable to each Executive Officer if actual Company performance falls between the threshold and target performance criteria or between the target and maximum performance criteria.

2008 LTIP Grant

Target awards under the 2008 LTIP Grant will be dependent upon the level of achievement of two performance criteria: three-year compound annual sales growth and three-year compound earnings from continuing operations per diluted share growth using actual 2007 financial results as the base period.

	Percentage of Base Salary Payable to Executive Officers
	Upon Achievement of Performance Criteria
Performance Criteria	M. Malone	B. Morgan	J. Bjorkman	J. Corness

Threshold:
3-year compound earnings from continuing operations per diluted share growth of 6%	20%	25%	20%	20%
Target:
3-year compound earnings from continuing operations per diluted share growth of 12%	80%	100%	80%	80%
Maximum:
3-year compound annual sales growth of at least 11% and 3-year compound earnings from continuing operations per diluted share growth of at least 18%	200%	250%	200%	200%

The Company will apply a non-discretionary sliding scale of percentages of base salary based upon the foregoing threshold, target and maximum award amounts to determine the amount of incentive award payable to each Executive Officer if actual Company performance falls between the threshold and target performance criteria or between the target and maximum performance criteria.

Stock Options.  The Company makes grants in the form of nonqualified stock options under the Omnibus Plan and, prior to the adoption of such plan in April 2007, the Stock Option Plan. The Stock Option Plan was frozen upon adoption of the Omnibus Plan. The value of the stock options is inherently tied to the performance of the Company, as reflected in its stock price, and provides Executive Officers with an opportunity to have an equity stake in the Company. Thus, the Company believes that the award of stock options furthers its compensation objectives by:

•	Attracting and retaining executives of outstanding ability;

•	Motivating executives, by means of performance-related incentives, to achieve longer-range performance goals;

•	Enabling executives to participate in the long-term growth and financial success of the Company; and

•	Establishing a direct link between the financial interests of executives and of the Company’s shareholders, generally.

The Compensation Committee approves each stock option grant to Executive Officers under the Omnibus Plan and, prior to the adoption of such plan in April 2007, the Stock Option Plan. The number of stock options awarded is based upon the Company’s operating performance, individual performance, and market competitiveness as well as valuation data provided by the Company’s compensation consultant. Executive Officers are generally eligible to receive stock option grants on an annual basis. The Company ensures that stock option awards approved by the Compensation Committee will be granted subsequent to any planned release of material non-public information. The Company does not engage in the backdating, cancellation or re-pricing of stock options and has not engaged in such practices in the past.

The Compensation Committee considers stock option grants to Executive Officers in January of each year at the same time that it reviews other elements of Executive Officer compensation. In January, 2007, the Compensation Committee granted nonqualified stock options under the Stock Option Plan to several key employees, including the Executive Officers, in an effort to further its objective of retaining valuable talent and to provide the Executive Officers with an opportunity to have an equity stake in the Company. Mr. Tiller was awarded stock options in accordance with his 2007 Employment Agreement. Each of the stock options in the following table were granted on January 29, 2007 at an exercise price of $46.66, the closing price of the Company’s common stock on the grant date. The options become exercisable on January 29, 2010 and expire on January 29, 2017 and were granted in the following amounts:

Executive Officer	Number of Options	Black Scholes Value

Thomas C. Tiller	192,000	$2,628,883
Michael W. Malone	22,000	272,131
Bennett J. Morgan	35,000	432,936
Jeffrey A. Bjorkman	15,000	185,544
John B. Corness	14,000	173,174

In January, 2008, the Compensation Committee granted nonqualified stock options under the Omnibus Plan to several key employees, including the Executive Officers, in an effort to further its objective of retaining valuable talent and to provide the Executive Officers with an opportunity to have an equity stake in the Company. Each of the stock options in the following table were granted on January 31, 2008 at an exercise price of $43.57, the closing price of the Company’s common stock on the grant date. The options become exercisable on January 31, 2011 and expire on January 31, 2018 and were granted in the following amounts:

Executive Officer	Number of Options	Black Scholes Value

Michael W. Malone	25,000	$235,900
Bennett J. Morgan	50,000	471,800
Jeffrey A. Bjorkman	13,000	122,668
John B. Corness	16,000	150,976

The amount of the each award in 2006, 2007 and 2008 was based on market-based compensation surveys for comparable positions and the retention risk for each Executive Officer. In addition, the same individual performance factors discussed in the “Senior Executive Plan” above were also factors in determining the amount of the award for each Executive Officer.

Restricted Stock.  The Company makes awards of performance-based stock on a selective and limited basis under its Omnibus Plan and, prior to the adoption of such plan in April 2007, the Restricted Stock Plan. The Restricted Stock Plan was frozen upon adoption of the Omnibus Plan. Generally such awards are made in connection with promotions, outstanding performance, hiring of new executives and extensions of existing employment arrangements. The Company believes that awards of performance-based stock are a vital factor in:

•	Attracting, retaining and motivating executives who contribute to the growth and success of the Company and

•	Establishing a direct link between the financial interests of executives and of the Company’s shareholders, generally.

In November 2004, Messrs. Tiller and Malone were granted 50,000 and 10,000, respectively, performance-based stock awards under the Restricted Stock plan. Mr. Tiller’s award was part of his employment agreement and the award size was determined by comparing his compensation to other Chief Executive Officers in the market in 2004. In examining Mr. Malone’s overall compensation package in 2004 compared to the market, the Compensation Committee determined that Mr. Malone was significantly under the market in long term compensation and granted him a special one time grant. Both Mr. Tiller’s and Mr. Malone’s awards had threshold targets of 12% compounded earnings from continuing operations per diluted share growth over the three-year period from 2004 through 2006. The Company did not achieve the performance targets over the measurement period and as a result Mr. Tiller’s and Mr. Malone’s shares will lapse in accordance with their terms.

On January 31, 2005, Mr. Tiller was granted a 33,000 share performance based restricted share award in accordance with his employment agreement. The award had a performance target of 12% compounded growth in earnings from continuing operations per diluted share over a two-year period from 2005 to 2006. The Company did not achieve the performance target over the measurement period and as a result Mr. Tiller’s shares will lapse in accordance with their terms.

In December, 2006, the Compensation Committee granted performance-based stock awards under the Restricted Stock plan to several key employees including the Executive Officers, other than the Chief Executive Officer, in an effort to further its objective of retaining valuable talent. The Compensation Committee determined that such an award was necessary to address the substantial impact during 2006 of a rapidly changing business environment on the Company’s near and long-term performance objectives and the accompanying increase in risk of losing critical employees. The amount of the each award was based on market-based compensation surveys for comparable positions and the retention risk for each Executive Officer. In addition, the same individual performance factors discussed in the “Senior Executive Plan” above were also factors in determining the amount of the award for each Executive Officer.

The Compensation Committee also determined that it was not necessary to provide this one-time grant to the Chief Executive Officer because he already had sufficient incentive to remain with the Company. In addition to furthering its objective of retaining key talent, the Compensation Committee also designed the award to drive shareholder value. Accordingly, each recipient was awarded two grants of performance-based stock-one conditioned on the achievement of compound annual earnings from continuing operations per diluted share growth of at least 6% and the other conditioned on the achievement of compound annual earnings from continuing operations per diluted share growth of at least 12%. The compound annual earnings from continuing operations per diluted share growth will be measured for fiscal years 2007 and 2008 over the actual $2.72 earnings from continuing operations per diluted share in 2006, and if the growth targets are achieved, these awards will vest on December 12, 2009. The awards will be forfeited if the performance objectives are not achieved. Individual awards will also be forfeited if a recipient leaves the Company either prior to achievement of the performance objectives or prior to the December 12, 2009 vesting date.

Under the terms of his January, 2007 employment agreement, Mr. Tiller was granted a performance-based restricted stock award under the Restricted Stock Plan, for 40,000 shares of the Company’s common stock, granted on January 29, 2007 when the fair market value of such stock was $46.66 per share. Mr. Tiller’s awards have performance targets of 12% compound earnings from continuing operations per diluted share growth over a two- year period from 2007-2008 and will vest in January, 2009.

Benefits

Polaris provides a full range of benefits to its Executive Officers, including the standard medical, dental and disability coverage available to employees generally.

Polaris also sponsors a 401(k) Retirement Savings Plan (“401(k) Plan”) that allows employees to make plan contributions on a pre-tax basis. Employees are automatically enrolled at 5% of gross income and can elect to contribute 0-50% of covered compensation into the 401(k) Plan. Polaris matches employee contributions dollar-for-dollar up to 5% of covered compensation. Although Executive Officers are eligible to participate in the 401(k) Plan, the application of the annual limitation on contributions under Section 401(a)(17) of the Internal Revenue Code prevents Executive Officers from participating at the same level as non-executives. The Polaris Industries Inc. Supplemental Retirement/Savings Plan (“SERP”) provides executives who participate in the 401(k) Plan with the opportunity to defer up to the full 5% of covered compensation by making contributions to the SERP that are then matched by the Company as if they had been made under the 401(k) Plan. The SERP is intended solely to restore contributions lost because of the application of the annual limitations under the Internal Revenue Code that are applicable to the 401(k) Plan. This additional benefit, which assists the Executive Officers in accumulating funds for retirement, is consistent with observed competitive practices of similarly situated companies.

Other than the restorative SERP, the Company does not maintain a defined benefit supplemental retirement savings plan or a pension plan for the Executive Officers.

Perquisites

Polaris provides a limited number of perquisites to its Executive Officers in an effort to remain competitive with similarly situated companies.

Club Dues.  Polaris reimburses each Executive Officer for entrance or initiation fees and monthly club dues. During 2006 and 2007, only two of the Executive Officers received reimbursement for club dues. Polaris also provides tax gross-ups to Executive Officers on the amount of club due reimbursements.

Tax, Estate and Financial Planning Fees.  Polaris also reimburses its Executive Officers for tax, estate and financial planning fees. In addition, Polaris provides tax gross-ups to Executive Officers on the amount of tax, estate and financial planning fee reimbursements.

Exec-U-Care Coverage.  The Executive Officers are eligible to receive broad medical and dental coverage up to $50,000 a year through the Exec-U-Care program. Exec-U-Care supplements an Executive Officer’s basic health plan by reimbursing annual expenses not covered under the basic medical and dental benefit plans that are available on a Company-wide basis. Examples of such expenses include deductibles, co-insurance amounts, special health equipment and chiropractic care. Annual physicals at the Mayo Clinic are also covered for each Executive Officer and his or her spouse.

Polaris Products.  The Company provides each Executive Officer with temporary use of Polaris products to encourage a first-hand understanding of the riding experience of Polaris customers and to provide Executive Officers with an opportunity to evaluate product design and efficiency. The Chief Executive Officer is provided with the usage of unlimited Polaris products, the President and Chief Operating Officer is provided with 12 Polaris products and other Executive Officers are given their choice of six Polaris products, with a maximum of two from each product line. The products used by the Executive Officers are returned to Polaris at the end of a defined usage period based upon months, miles or hours, depending upon the product line. Polaris sells the returned products to dealers at an amount greater than the cost of such products to the Company. All Executive Officers also receive related Polaris parts, garments and accessories.

Corporate Aircraft Use.  Executive Officers are eligible to use the Company’s aircraft for personal travel. Under the Company’s Corporate Travel and Expense Reimbursement Policy, all incremental variable operating costs associated with such personal aircraft use must be reimbursed by the Executive Officer to the Company.

Severance Agreements

The Company has entered into severance agreements with the Executive Officers, which become effective upon termination of their employment resulting from certain change in control events and if the executive’s employment is terminated without cause in a non-change in control event. The severance agreements for the Executive Officers other than the Chief Executive Officer are meant to induce the continued employment of the Executive Officers and to enhance their loyalty and performance by providing them with certain compensation and benefits in the event a change in control of the Company occurs or their employment is terminated without cause in a non-change in control event. The Company had previously entered into severance agreements with the Executive Officers related to terminations resulting from a change in control. Effective January 16, 2008, the severance agreements with the Executive Officers, other than the Chief Executive Officer, were changed to also address terminations without cause in a non-change in control event. This change was made when the Company announced its intention to begin the search process to secure a new Chief Executive Officer because Mr. Tiller has decided to step down at the end of 2008. The new non-change in control provision was made to ensure the continued employment and focus on high level performance of the affected Executive Officers during the search for the new Chief Executive Officer and during his or her integration at the Company and beyond. The terms of these agreements and the amounts payable thereunder is described in more detail under the section entitled “Potential Payments Upon Termination or Change-in-Control” beginning on page 48 of this Proxy Statement. The severance arrangement in the event of the termination of the employment of the Chief Executive Officer is set forth in his employment agreement and is described in more detail under the sections entitled “Potential Payments Upon Termination or Change-in-Control — 2007 Employment Agreement with Mr. Tiller” appearing on page 54 of this Proxy Statement. The Company’s severance programs are positioned to be relative to common market practice.

Employment Agreements

Polaris typically does not enter into employment agreements with its executives. However, it is party to agreements with its Chief Executive Officer, Thomas C. Tiller, and its President and Chief Operating Officer, Bennett J. Morgan. Polaris entered into these agreements because it believes that it is important to secure the leadership of these key management individuals.

The terms of the Employment Agreements with Mr. Tiller and Mr. Morgan are described in more detail under the sections entitled “Potential Payments Upon Termination or Change-in-Control — 2007 Employment Agreement with Mr. Tiller” and “— Employment Agreement with Mr. Morgan” appearing on page 54, respectively, of this Proxy Statement.

Omnibus Plan

The Omnibus Plan, which was adopted in April 2007, is used to grant equity and performance-based awards similar to those previously granted under the Stock Option Plan, Restricted Stock Plan, the Polaris Industries Inc. 2003 Non-Employee Director Stock Option Plan (“Director Stock Option Plan”) and the Polaris Industries Inc. 1999 Broad Based Stock Option Plan. Such plans were frozen upon adoption of the Omnibus Plan. All outstanding awards under the existing plans will remain outstanding; however, no further awards will be granted pursuant to such plans.

SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years completed December 31, 2006 and 2007, the annual compensation paid to or earned by the Executive Officers.

							Change in
							Pension
							Value and
							Non-
						Non-Equity	qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	Total($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Thomas C. Tiller,	2007	$750,000	$0	$848,593	$1,751,561	$1,575,000	$0	$101,334	$5,026,488
Chief Executive Officer	2006	750,000	0	(1,570,422)	2,694,939	350,000	0	128,928	2,353,445

Michael W. Malone,	2007	340,385	0	366,407	244,174	294,000	0	49,172	1,294,138
Vice President-Finance,	2006	325,000	0	(430,436)	246,873	94,300	0	45,158	280,895
Chief Financial Officer and Secretary

Bennett J. Morgan,	2007	368,269	0	486,075	551,403	400,000	0	64,547	1,870,294
President and Chief	2006	350,000	0	(162,652)	503,146	122,500	0	42,697	855,691
Operating Officer

Jeffrey A. Bjorkman,	2007	284,615	0	289,546	220,636	228,000	0	44,881	1,067,678
Vice President-Operations	2006	275,000	0	(227,636)	276,374	79,800	0	61,996	465,534

John B. Corness,	2007	274,423	0	293,125	191,814	236,000	0	69,150	1,064,512
Vice President-Human	2006	260,000	0	(203,730)	223,522	75,400	0	56,635	411,827
Resources

(1)	Includes amounts deferred by the Executive Officers under 401(k) Plan and SERP. The amount of salary deferred by each of the Executive Officers is reflected in column (b) of the Nonqualified Deferred Compensation Table appearing on page 48 of this Proxy Statement.

(2)	In prior years, the Company reported profit sharing bonus payments under the company-wide profit sharing plan or the Senior Executive Plan, as applicable, in the Bonus column (column (d)) of the Summary Compensation Table. These amounts are now reflected in column (g) of this table. Such payments are reported for the year in which the related services were performed.

(3)	Includes dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2007, in accordance with Statement of Financial Accounting Standards No. 123R (“SFAS 123(R)”) of awards of performance-based stock under the Omnibus Plan and awards pursuant to the LTIP and the Restricted Stock Plan and thus may include awards granted in and prior to 2006 and 2007 as applicable. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the SEC on or before February 29, 2008 (“2007 Annual Report”). For 2007, column (e) of this Summary Compensation Table does not include any amount with respect to the 2005 or 2006 LTIP Grants, which were made in January 2005 and January 2006, respectively. No expense was recognized by the Company for these awards for the full year ended December 31, 2007 because, at the present time, the Company believes that it is not probable that the threshold performance criteria under the 2005 LTIP Grant or the 2006 LTIP Grant will be achieved. For 2006, column (e) of this Summary Compensation Table does not include any amount with respect to the 2006 LTIP Grant, which was made in January 2006. No expense was recognized by the Company for this award for the full year ended December 31, 2006 because the Company believes that it is not probable that the threshold performance criteria under the 2006 LTIP Grant will be achieved. To the extent applicable, the Company has included negative amounts in this column to reflect the reversal of compensation costs recognized for financial statement reporting purposes in fiscal years prior to 2006 for performance-based stock and LTIP awards for which the achievement of the threshold performance criteria was no longer considered probable during 2006. The following table provides additional detail regarding these reversals.

	Amount of Reversal of Previously-Recognized Compensation Cost in 2006 for:
	T. Tiller	M. Malone	B. Morgan	J. Bjorkman	J. Corness

2004 LTIP Grant	N/A	$(162,010)	$(106,078)	$(192,869)	$(173,582)
2005 LTIP Grant	N/A	(48,777)	(71,134)	(43,087)	(39,022)
Performance-Based Stock Awarded on 11/01/2004	$(1,153,710)	(230,742)	N/A	N/A	N/A
Performance-Based Stock Awarded on 01/31/2005	(1,019,158)	N/A	N/A	N/A	N/A

Total	$(2,172,868)	$(441,529)	$(177,212)	$(235,956)	$(212,604)

(4)	Includes dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2007, in accordance with SFAS 123(R) for awards under the Company’s 1995 Stock Option Plan and thus may include awards granted in and prior to 2006 and 2007. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the 2007 Annual Report.

(5)	Includes payments under the Senior Executive Plan, which are reported for the year in which the related services were performed.

(6)	The Company does not maintain any pension plans. In addition, Executive Officers do not receive above-market or preferential earnings on compensation that is deferred pursuant to the 401(k) Plan or SERP. The amount of aggregate interest or other earnings accrued during the fiscal years ended December 31, 2006 and 2007 for each Executive Officer under the 401(k) Plan and the SERP is reflected in column (d) of the Nonqualified Deferred Compensation Table appearing on page 48 of this Proxy Statement.

(7)	The Company provides club memberships, club dues, financial planning and tax preparation, relocation benefits, Exec-U-Care coverage, as well as standard employee medical, dental and disability coverage to its Executive Officers. Executive Officers also were provided with the use of Polaris products and received related parts, garments and accessories. These items of compensation are described in further detail under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Perquisites” beginning on page 35 of this Proxy Statement. The aggregate incremental cost of each of these items to Polaris, together with the dollar amount of all tax reimbursements and Company matching contributions to the 401(k) Plan and SERP, is reflected in column (i) of this table. Additional detail regarding the components of this aggregate amount is provided in the following table for each of the Executive Officers.

	2007 Amount of All Other Compensation for:
	T. Tiller	M. Malone	B. Morgan	J. Bjorkman	J. Corness

Financial Planning (Reimbursement)	$15,000	$9,750	$8,900	$10,000	$10,500
Club Initiation Fees and Monthly Dues (Reimbursement)	0	0	6,991	0	6,207
Tax Gross-Up on Reimbursements for Financial Planning and Club Initiation Fees and Monthly Dues	7,450	4,753	7,720	4,859	9,052
Life Insurance Policy Premiums	5,016	1,170	1,170	990	936
Exec-U-Care Premiums	1,336	3,789	1,408	413	10,106
Annual Physicals (Executive and Spouse)	4,650	3,478	7,475	2,556	10,716
401(k) Plan Matching Contributions by Company	11,250	11,250	11,250	11,250	11,250
SERP Matching Contributions by Company	52,404	14,234	17,327	10,144	9,241
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	4,228	748	2,306	4,669	1,142
Use of Company Aircraft	0	0	0	0	0

Total	$101,334	$49,172	$64,547	$44,881	$69,150

	2006 Amount of All Other Compensation for:
	T. Tiller	M. Malone	B. Morgan	J. Bjorkman	J. Corness

Financial Planning (Reimbursement)	$16,675	$5,500	$0	$20,500	$3,400
Club Initiation Fees and Monthly Dues (Reimbursement)	0	0	8,564	0	6,007
Tax Gross-Up on Reimbursements for Financial Planning and Club Initiation Fees and Monthly Dues	5,868	2,413	3,424	11,359	4,975
Life Insurance Policy Premiums	4,782	936	936	792	749
Exec-U-Care Premiums	3,573	3,549	0	1,520	6,215
Annual Physicals (Executive and Spouse)	7,997	5,880	0	0	12,945
401(k) Plan Matching Contributions by Company	11,000	11,000	11,000	11,000	11,000
SERP Matching Contributions by Company	75,250	15,500	18,500	11,500	10,500
Use of Polaris Products	0	0	0	0	0
Polaris Parts, Garments and Accessories	3,783	380	273	5,325	844
Use of Company Aircraft	0	0	0	0	0

Total	$128,928	$45,158	$42,697	$61,996	$56,635

As described under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Perquisites” beginning on page 35 of this Proxy Statement, Executive Officers are provided with the use of various Polaris products. There is no aggregate incremental cost to the Company associated with such use because Polaris sells the returned products to its dealers at an amount greater than the cost to the Company. In addition, Executive Officers are eligible to use the Company’s aircraft for personal travel, however, all incremental variable operating costs associated with such personal aircraft use must be reimbursed to the Company. During 2006 and 2007, none of the Executive Officers used the Company’s corporate aircraft for personal travel.

GRANTS OF PLAN-BASED AWARDS

The following table shows all grants of awards under the Company’s incentive plans in 2007 to each of the Executive Officers named in the Summary Compensation Table and the estimated future payouts with respect to such awards. To the extent that an award only provides for a single estimated payout, that amount is reported as the “target” in columns (d) or (g) below.

										All Other
									All	Option
									Other	Awards:
									Stock	Number
									Awards:	of
			Estimated Future Payouts			Estimated Future Payouts			Number	Securi-	Exercise	Grant
			Under Non-Equity Incentive Plan			Under Equity Incentive Plan			of	ties	or Base	Date Fair
			Awards			Awards			Shares	Underl-	Price of	Value of
								Maxi-	of Stock	ying	Option	Stock and
	Grant		Threshold	Target	Maximum	Threshold	Target	mum	or Units	Options	Awards	Option
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Thomas C. Tiller,	01/29/07	(1)	$15,000	$1,500,000	$2,625,000
Chief Executive	01/29/07	(2)					40,000					$1,866,400
Officer	01/29/07	(3)								192,000	$46.66	2,628,883

Michael W. Malone,	01/29/07	(1)	3,500	280,000	525,000
Vice President-	01/29/07	(4)				2,751	5,501	13,754				260,000
Finance,	01/29/07	(5)								22,000	46.66	272,131
Chief Financial Officer and Secretary

Bennett J. Morgan,	01/29/07	(1)	3,750	375,000	656,250
President and	01/29/07	(4)				3,703	7,406	18,515				350,000
Chief Operating	01/29/07	(5)								35,000	46.66	432,936
Officer

Jeffrey A. Bjorkman,	01/29/07	(1)	2,850	228,000	427,500
Vice President-	01/29/07	(4)				2,328	4,655	11,638				220,000
Operations	01/29/07	(5)								15,000	46.66	185,544

John B. Corness,	01/29/07	(1)	2,750	220,000	412,500
Vice President-	01/29/07	(4)				2,201	4,401	11,003				208,000
Human Resources	01/29/07	(5)								14,000	46.66	173,174

(1)	Represents award under the Senior Executive Plan. The amount in column (c) reflects the threshold award payable, which is 2% for the Chief Executive Officer and 1% for all other Executive Officers of their base salaries. The amount shown in column (e) is the maximum award payable, which is 175%, 175% and 187.5% of the target amounts for the Chief Executive Officer, the President and Chief Operating Officer and the other Executive Officers, respectively. These amounts are based on the Executive Officer’s current salary and position. The actual amount realized by each Executive Officer as a result of the award on January 29, 2007 is reflected in column (g) of the Summary Compensation Table for such Executive Officer.

(2)	Represents performance-based stock under the Restricted Stock Plan. The shares will vest on January 29, 2009, the second anniversary of the date of grant, provided the Company achieves at least 12% compound annual earnings from continuing operations per diluted share growth for fiscal years 2007 and 2008 over the actual $2.72 earnings from continuing operations per diluted share in 2006. The amount of compensation cost recognized by the company for such award during the fiscal year ended December 31, 2007 is included in column (e) of the Summary Compensation Table.

(3)	Represents stock options granted on January 29, 2007, which become exercisable on December 31, 2008, per Mr. Tiller’s employment agreement.

(4)	Represents award under the LTIP, the value and attainment of which is dependent upon Company performance over a three-year period beginning January 1, 2007 and ending December 31, 2009. The amount in column (f) reflects the threshold award payable, which is 50% of the target amount shown in column (g). The amount shown in column (h) is the maximum award payable, which is 250% of the target amount. These amounts are based on the Executive Officer’s current salary and position.

(5)	Represents stock options granted on January 29, 2007, which become exercisable on January 29, 2010, the third anniversary of the date of the grant.

Following is a description of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table above.

Employment Agreements

The Company is party to employment agreements with Thomas C. Tiller, its Chief Executive Officer, and Bennett J. Morgan, its President and Chief Operating Officer. These agreements, which are described in more detail under the sections entitled “Potential Payments Upon Termination or Change-in-Control — 2007 Employment Agreement with Mr. Tiller” and “— Employment Agreement with Mr. Morgan” both appearing on page 54, of this Proxy Statement, set forth the base salaries, incentive opportunities, benefits and perquisites payable to Messrs. Tiller and Morgan, as applicable, which are reflected in the Summary Compensation Table above. The Company has not entered into employment agreements with the other Executive Officers. More information regarding the base salaries, incentive opportunities, benefits and perquisites awarded to Messrs. Malone, Bjorkman and Corness, which are reflected in the Summary Compensation Table above, can be found under the section entitled “Compensation Discussion and Analysis” beginning on page 17 of this Proxy Statement.

Incentive Plan Awards

Senior Executive Plan

As described under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Compensation — Senior Executive Plan” beginning on page 25 of this Proxy Statement, the Company grants annual incentive cash compensation awards to each of the Executive Officers and other eligible employees pursuant to the Senior Executive Plan in January of each year. The Compensation Committee determines which employees will be eligible to participate in the Senior Executive Plan, the performance objectives under the plan and the formula for computing the award payable to each participant if the performance objectives are met. The performance objectives under the Senior Executive Plan consist of any one or more of the following business criteria, which are intended to align performance with shareholders’ interests:

Operating Income	Customer Satisfaction	Total Shareholder Return
Pre-Tax Income	Sales	Stock Price
Cash Flow	Sales Growth	Market Share
Return on Capital	Net Income	Productivity Targets
Return on Equity	Customer Retention	Earnings Per Share
Return on Assets	Return on Investment	Earnings Per Share Growth
Return on Sales	Revenue	Economic Value Added
Expense Targets	Revenue Growth

All of the Executive Officers participated in the Senior Executive Plan in 2006. As described in more detail under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation-Annual Compensation — Senior Executive Plan” beginning on page 25 of this Proxy Statement, in January 2006 the Compensation Committee established the performance criteria and incentive award targets payable to each Executive Officer upon achievement of the performance criteria for fiscal year 2006. The Compensation Committee determined that receipt of the target incentive awards would be based upon the attainment of earnings from continuing operations per diluted share of $3.50 in 2006 and that the Chief Executive Officer, President and Chief

Operating Officer and the other Executive Officers would be eligible to receive a targeted incentive award equal to 200%, 100% and 80% of their base salaries, respectively, upon the achievement of such performance criteria. The potential threshold, target and maximum payments under the Senior Executive Plan for 2006 were reflected in columns (c), (d) and (e), respectively, in the Grants of Plan-Based Awards Table in the 2007 Proxy.

In January 2007, it was determined that the Company exceeded the threshold 2006 performance objective for the Senior Executive Plan but the performance achieved was significantly below the established target. The Compensation Committee exercised its negative discretion in determining the incentive awards payable with respect to Messrs. Tiller and Morgan for 2006 performance under the Senior Executive Plan. The actual amount paid to each Executive Officer in February 2007 is included in column (g) of the Summary Compensation Table.

All of the Executive Officers participated in the Senior Executive Plan in 2007. As described in more detail under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Compensation — Senior Executive Plan” beginning on page 25 of this Proxy Statement, in January 2007 the Compensation Committee established the performance criteria and incentive award targets payable to each Executive Officer upon achievement of the performance criteria for fiscal year 2007. The Compensation Committee determined that receipt of the target incentive awards would be based upon the attainment of earnings from continuing operations per diluted share of $3.00 in 2007 and that the Chief Executive Officer, President and Chief Operating Officer and the other Executive Officers would be eligible to receive a targeted incentive award equal to 200%, 100% and 80% of their base salaries, respectively, upon the achievement of such performance criteria. The potential threshold, target and maximum payments under the Senior Executive Plan for 2007 are reflected in columns (c), (d) and (e), respectively, in the Grants of Plan-Based Awards Table above.

In January 2008, the Compensation Committee determined the annual incentive compensation to be paid to each of the Executive Officers for 2007 performance after taking into consideration the Company’s actual 2007 financial performance-primarily growth in earnings per share; maximum amounts payable under the corporate performance/payout matrix established by the Compensation Committee at the beginning of 2007; corporate performance against specific strategic priorities established for the year; business unit or departmental performance; the target incentive opportunity (200% of base salary for Mr. Tiller, 100% for Mr. Morgan, and 80% for each of Messrs. Bjorkman, Malone and Corness); and individual performance for each Executive Officer. In considering individual performance, the Compensation Committee evaluated each Executive Officer’s contribution towards the following business goals with approximately even weighting: strengthening the core business; delivering operational excellence in quality and productivity; developing growth opportunities; enhancing the Company’s product technology and brand; and building a culture and team of employees to deliver the stated goals. The annual incentive compensation awards for 2007 were paid at the following percentages of the each Executive Officer’s base salary: Mr. Tiller, 210%; Mr. Morgan, 109%; Messrs. Corness and Malone, 86% and Mr. Bjorkman, 80%. The actual amount paid to each Executive Officer in February 2008 is included in column (g) of the Summary Compensation Table.

LTIP

As described under the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Long-Term Compensation — LTIP” beginning on page 30 of this Proxy Statement, the Company grants long-term performance-based cash incentives to each of the Executive Officers, other than the Chief Executive Officer, and other full-time employees pursuant to the LTIP. Incentive awards under the LTIP are based on performance over a period of three consecutive fiscal years as measured against certain objectives established by the Compensation Committee prior to the commencement of such performance period, or at such other time as permitted by Section 162(m) of the Internal Revenue Code. The performance objectives selected under the LTIP will be relative or absolute measures of any one or more of the following:

Operating Income	Customer Satisfaction	Total Shareholder Return
Pre-Tax Income	Sales	Stock Price
Cash Flow	Sales Growth	Market Share
Return on Capital	Net Income	Productivity Targets
Return on Equity	Customer Retention	Earnings Per Share
Return on Assets	Return on Investment	Earnings Per Share Growth
Return on Sales	Revenue	Economic Value Added
Expense Targets	Revenue Growth

All Executive Officers, other than the Chief Executive Officer, were eligible to receive awards as part of the 2005 LTIP Grant and continue to be eligible to receive awards as part of the 2006 LTIP Grant and 2007 LTIP Grant. In January, 2008, the Compensation Committee issued the 2008 LTIP Grant under which the Executive Officer participants are also eligible to receive an award. As described in more detail in the section entitled “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — LTIP” beginning on page 30 of this Proxy Statement, the Compensation Committee determined that incentive awards under the 2005 LTIP Grant, 2006 LTIP Grant, 2007 LTIP Grant and 2008 LTIP Grant would be based upon the attainment of two performance criteria: three-year compound annual sales growth and three-year compound earnings from continuing operations per diluted share growth. Bonus targets of 100% and 80% of base salary were established under the LTIP for Mr. Morgan and the other Executive Officer participants, respectively, for the 2005 LTIP Grant, the 2006 LTIP Grant, the 2007 LTIP Grant and the 2008 LTIP Grant. The potential threshold, target and maximum percentage payouts under the 2007 LTIP Grant were established on January 17, 2007 and are reflected in columns (f), (g) and (h), respectively, in the Grants of Plan-Based Awards Table above.

In January, 2007, the Compensation Committee determined that the threshold performance criteria had not been achieved for the 2004 LTIP Grant and, accordingly, that no incentive awards would be paid to the Executive Officer participants for that performance period. Column (e) of the Summary Compensation Table for the 2006 figures includes negative amounts to reflect the reversal of compensation costs recognized for financial statement reporting purposes in fiscal years prior to 2006 for the 2004 LTIP Grant and the 2005 LTIP Grant, for which the achievement of the threshold performance criteria is no longer considered probable. Additional detail regarding these reversals can be found in footnote (3) to the Summary Compensation Table. In addition, column (e) of the Summary Compensation Table includes an amount of $0 for the 2006 LTIP Grant for both the 2006 and 2007 figures because the Company presently believes that it is unlikely that it will achieve the threshold performance criteria for that performance period.

In January, 2008, the Compensation Committee determined that the threshold performance criteria had not been achieved for the 2005 LTIP Grant and, accordingly, that no incentive awards would be paid to the Executive Officer participants for that performance period. Column (e) of the Summary Compensation Table for the 2006 figures includes negative amounts to reflect the reversal of compensation costs recognized for financial statement reporting purposes in fiscal years prior to 2006 for the 2005 LTIP Grant, for which the achievement of the threshold performance criteria is no longer considered probable. Additional detail regarding these reversals can be found in footnote (3) to the Summary Compensation Table.

Performance-Based Stock Awards

As described in the section entitled “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — Restricted Stock” beginning on page 33 of this Proxy Statement, on December 12, 2006 each Executive Officer, other than the Chief Executive Officer, received two grants of performance-based stock awards under the Restricted Stock Plan-one conditioned on the achievement of compound annual earnings from continuing operations per diluted share growth of 6% and the other conditioned on the achievement of compound annual earnings from continuing operations per diluted share growth of 12%. The compound annual earnings from continuing operations per diluted share growth will be measured for fiscal years 2007 and 2008 over the actual $2.72 earnings from continuing operations per diluted share earned in 2006. Each of the performance-

based stock awards granted in December 2006 will vest on December 12, 2009 if and only if such earnings from continuing operations per diluted share performance goals are achieved. The amount of expense recognized by the Company in 2006 and 2007 for these awards is included in column (e) of the Summary Compensation Table above.

On January 29, 2007, Mr. Tiller was granted 40,000 performance based stock awards under the Restricted Stock Plan in accordance with his 2007 employment agreement. The award has a performance target of 12% compounded earnings from continuing operations per diluted share growth over a two-year period from 2007 to 2008. The compound annual earnings from continuing operations per diluted share growth will be measured for fiscal years 2007 and 2008 over the actual $2.72 earnings from continuing operations per diluted share earned in 2006. The performance-based stock award granted in January 2007 will vest on January 29, 2009 if and only if such earnings from continuing operations per diluted share performance goals are achieved. The number of shares of performance-based stock awarded under the Restricted Stock Plan to Mr. Tiller, is reflected in column (g) in the Grants of Plan-Based Awards Table above. The amount of expense recognized by the Company in 2007 for these awards is included in column (e) of the Summary Compensation Table above.

Total Variable Compensation Related to Company Performance

Compensation received by the Company’s Chief Executive Officer and the other Executive Officers of the Company for 2006 and 2007 reflected the Company’s compensation philosophy of providing compensation opportunities that linked a significant amount of the compensation paid to an Executive Officer to Company performance over time and individual contribution over time. The financial performance of the Company in 2006 fell short of management’s expectations. Due to the performance based nature of the opportunities, the Executive Officers of the Company actually received total compensation in the range of 50% to 84% less than the grant date total compensation opportunities made available to them. These percentages do not include the reversal of compensation costs recognized for financial statement reporting purposes in fiscal years prior to 2006 for performance-based stock and LTIP awards for which the achievement of the threshold performance criteria was no longer considered probable and assumes that stock options that vested in 2006 that had an exercise price less than the closing market price of Polaris’ common stock on December 31, 2006 were exercised on December 31, 2006. The amount of such reversals is set forth in footnote 3 to the Summary Compensation Table appearing on page 37 of this Proxy Statement.

The actual financial performance of the Company in 2007 exceeded management’s internal operating plan. However, in accordance with the Company’s executive compensation philosophy, the poor financial performance of the Company in 2006 continues to impair the long term compensation earned by the Executive Officers. Accordingly, the Executive Officers of the Company actually received total compensation in the range of 37% to 63% less than the grant date total compensation opportunities made available to them. These percentages assume that the stock options that vested in 2007 had no value as the exercise price exceeded the closing market price of Polaris’ common stock on December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning unexercised stock options, restricted stock that has not vested and equity incentive plan awards for each of the Executive Officers named in the Summary Compensation Table as of December 31, 2007.

	Option Awards						Stock Awards
											Equity
				Equity					Equity		Incentive
				Incentive					Incentive		Plan Awards:
				Plan			Number		Plan Awards:		Market or
	Number			Awards:			of	Market	Number		Payout Value
	of	Number of		Number			Shares or	Value of	of Unearned		of Unearned
	Securities	Securities		of Securities			Units of	Shares or	Shares, Units		Shares, Units
	Underlying	Underlying		Underlying			Stock	Units of	or Other		or Other
	Unexercised	Unexercised		Unexercised	Option		That	Stock That	Rights That		Rights That
	Options	Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not		Have Not
	(#)	(#)		Options	Price	Expiration	Vested	Vested	Vested		Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)	($)	(#)		($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)		(j)

Thomas C. Tiller,	400,000				$24.72500	07/08/2008
Chief Executive	200,000				22.25000	07/02/2011
Officer	250,000				21.72500	07/11/2011
	500,000				29.33000	07/11/2011
	100,000				28.49500	10/07/2012
	100,000				43.01500	11/03/2013
	100,000				59.45000	11/01/2014
	215,000				67.50000	12/31/2008
		192,000	(1)		46.66000	01/29/2017
									50,000	(2)	$2,388,500
									33,000	(3)	1,576,410
									40,000	(4)	1,910,800
Michael W. Malone,	6,336				15.78125	04/01/2009
Vice President –	6,794				14.71875	04/03/2010
Finance,	4,494				22.25000	07/02/2011
Chief Financial	12,000				28.49500	10/07/2012
Officer and Secretary	15,000				43.01500	11/03/2013
	16,000				59.45000	11/01/2014
		17,000	(5)		44.91000	11/01/2015
		22,000	(6)		46.66000	01/29/2017
									10,000	(2)	477,700
									2,527	(7)	120,715
									10,000	(8)	477,700
									5,000	(9)	238,850
									5,501	(10)	262,783
Bennett J. Morgan,	4,400				16.87500	03/06/2008
President and Chief	5,200				15.78125	04/01/2009
Operating Officer	6,000				14.71875	04/03/2010
	6,800				22.25000	07/02/2011
	10,000				28.49500	10/07/2012
	14,000				43.01500	11/03/2013
	16,000				59.45000	11/01/2014
		20,000	(11)		65.40000	04/11/2015
		15,000	(11)		75.21000	04/11/2015
		35,000	(5)		44.91000	11/01/2015
		35,000	(6)		46.66000	01/29/2017
									3,401	(7)	162,466
									13,125	(8)	626,981
									6,563	(9)	313,515
									7,406	(10)	353,785
Jeffrey A. Bjorkman,	4,794				14.71875	04/03/2010
Vice President –	4,494				22.25000	07/02/2011
Operations	15,200				28.49500	10/07/2012
	20,000				43.01500	11/03/2013
	17,500				59.45000	11/01/2014
		15,000	(5)		44.91000	11/01/2015
		15,000	(6)		46.66000	01/29/2017
									2,138	(7)	102,132
									7,500	(8)	358,275
									3,750	(9)	179,138
									4,655	(10)	222,369
John B. Corness,	2,376				17.31250	01/15/2009
Vice President –	8,000				15.78125	04/01/2009
Human Resources	12,000				14.71875	04/03/2010
	12,000				22.25000	07/02/2011
	12,200				28.49500	10/07/2012
	15,000				43.01500	11/03/2013
	14,000				59.45000	11/01/2014
		14,000	(5)		44.91000	11/01/2015
		14,000	(6)		46.66000	01/29/2017
									2,021	(7)	96,543
									8,000	(8)	382,160
									4,000	(9)	191,080
									4,401	(10)	210,236

(1)	Represents stock options granted on January 29, 2007, which became exercisable on December 31, 2008 per Mr. Tiller’s employment agreement.

(2)	Represents performance-based stock awarded under the Restricted Stock Plan granted on November 1, 2004. The shares are subject to time and performance vesting conditions. The shares will either vest on (i) November 1, 2007, the third anniversary of the date of grant, provided the Company achieves at least 12% compound annual basic earnings per share from continuing operations growth for the fourth fiscal quarter of 2004 and for fiscal years 2005 and 2006 or (ii) November 1, 2008, the fourth anniversary of the date of grant, provided the Company achieves at least 12% compound annual earnings per share from continuing operations growth for the fourth fiscal quarter of 2004 and for fiscal years 2005, 2006 and 2007, as compared to the actual basic earnings per share from continuing operations earned in 2003 (as adjusted for Polaris’ 2-for-1 stock split in March 2004). The Company did not achieve the performance criteria for these performance-based stock awards and, accordingly, does not expect such shares to vest.

(3)	Represents a performance-based stock award under the Restricted Stock plan granted on January 31, 2005 in connection with entry into an employment agreement by and between the Company and Mr. Tiller as of the same date. The shares are subject to time and performance vesting conditions. The shares were scheduled to vest on January 31, 2008, the third anniversary of the date of grant, provided the Company achieves at least 12% compound annual basic earnings per share from continuing operations growth for fiscal years 2005, 2006 and 2007 over the actual basic earnings per share from continuing operations earned for fiscal year 2004. The Company did not achieve the performance criteria for these performance-based stock awards and, accordingly, does not expect such shares to vest.

(4)	Represents a 40,000 share performance-based stock award under the Restricted Stock plan granted on January 29, 2007 in connection with Mr. Tiller’s 2007 Employment Agreement by and between the Company. The shares are subject to time and performance vesting conditions. The shares will vest on January 29, 2009, the second anniversary of the date of grant, provided the Company achieves at least 12% compound annual diluted earnings per share from continuing operations growth for fiscal years 2007 and 2008 over the actual diluted earnings per share from continuing operations earned for fiscal year 2006.

(5)	Represents stock options granted on November 1, 2005, which become exercisable on November 1, 2008, the third anniversary of the date of grant.

(6)	Represents stock options granted on January 29, 2007, which become exercisable on January 29, 2010, the third anniversary of the date of grant.

(7)	Represents awards made on January 18, 2006 under the LTIP for the three-year performance period beginning January 1, 2006 and ending December 31, 2008 (“the 2006 LTIP Grant”). Awards under the 2006 LTIP Grant will be payable, if earned, after the end of the three-year performance period and prior to March 15, 2009; however, at the present time, the Company believes that it is unlikely that the threshold performance criteria for the 2006 LTIP Grant will be achieved and, accordingly, does not expect to make any awards pursuant to the 2006 LTIP Grant.

(8)	Represents performance-based stock awarded under the Restricted Stock Plan on December 12, 2006. The shares are subject to time and performance vesting conditions. The shares will vest on December 12, 2009, the third anniversary of the date of grant, provided the Company achieves at least 6% compound annual earnings from continuing operations per diluted share growth for fiscal years 2007 and 2008 over the actual $2.72 earnings from continuing operations per diluted share earned in 2006.

(9)	Represents performance-based stock awarded under the Restricted Stock Plan on December 12, 2006. The shares are subject to time and performance vesting conditions. The shares will vest on December 12, 2009, the third anniversary of the date of grant, provided the Company achieves at least 12% compound annual earnings from continuing operations per diluted share growth for fiscal years 2007 and 2008 over the actual $2.72 earnings from continuing operations per diluted share earned in 2006.

(10)	Represents awards made on January 17, 2007 under the LTIP for the three-year performance period beginning January 1, 2007 and ending December 31, 2009 (“the 2007 LTIP Grant”). Awards under the 2007 LTIP Grant will be payable, if earned, after the end of the three-year performance period and prior to March 15, 2010.

(11)	Represents stock options granted on April 11, 2005 in connection with entry into an employment agreement by and between the Company and Mr. Morgan effective as of the same date. The options become exercisable on April 11, 2008, the third anniversary of the date of grant.

OPTION EXERCISES AND STOCK VESTED

The following table gives information concerning the aggregate number of options exercised and shares of stock that vested for each of the Executive Officers during 2007 and the aggregate dollar values realized by each of the Executive Officers upon such exercise or vesting.

	Option Awards			Stock Awards
	Number of			Number of
	Shares			Shares
	Acquired		Value Realized	Acquired	Value Realized
	on Exercise		on Exercise	on Vesting	on Vesting
Name	(#)		($)	(#)	($)
(a)	(b)		(c)	(d)	(e)

Thomas C. Tiller, Chief Executive Officer	100,000	(1)	$2,530,500	0	$0
Michael W. Malone, Vice President — Finance, Chief Financial Officer and Secretary	0		0	0	0
Bennett J. Morgan, President and Chief Operating Officer	3,800	(2)	131,689	0	0
Jeffrey A. Bjorkman, Vice President — Operations	8,242	(3)	244,300	0	0
John B. Corness, Vice President — Human Resources	5,224	(4)	159,841	0	0

(1)	Represents options granted on July 8, 1998 at an exercise price of $24.725, the closing price of the Company’s common stock on the grant date, as adjusted for the 2-for-1 split of the Company’s common stock affected in the form of a 100% share dividend paid on March 8, 2004 (the “Stock Split”). The options became exercisable on February 26, 2001 and would have expired in accordance with their terms on July 8, 2008. Mr. Tiller exercised the options on December 6, 2007. The closing price of the Company’s common stock on the exercise date was $50.03.

(2)	Represents options granted on March 11, 1997 at an exercise price of $12.875, the closing price of the Company’s common stock on the grant date, as adjusted for the Stock Split. The options became exercisable on March 11, 2000 and would have expired in accordance with their terms on March 11, 2007. Mr. Morgan exercised the options on February 13, 2007. The closing price of the Company’s common stock on the exercise date was $47.53.

(3)	Represents (i) 4,486 options granted on April 1, 1999 at an exercise price of $15.78125; and (ii) 3,756 options granted on July 2, 2001 at an exercise price of $22.25. The foregoing numbers of options and exercise prices have been adjusted to reflect the Stock Split. Each of the foregoing exercise prices was the closing price of the Company’s common stock on the grant date. Each of the options vested on the third anniversary of the applicable date of grant and would have expired in accordance with their terms on the tenth anniversary of the applicable date of grant. Mr. Bjorkman exercised the options to purchase the shares for both transactions on February 15, 2007, when the closing price of the Company’s common stock was $48.37.

(4)	Represents options granted on January 15, 1999 at an exercise price of $17.3125, the closing price of the Company’s common stock on the grant date, as adjusted for the Stock Split. The options became exercisable on January 15, 2002 and would have expired in accordance with their terms on January 15, 2009. Mr. Corness exercised the options on February 2, 2007. The closing price of the Company’s common stock on the exercise date was $47.91.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information regarding the contributions by each Executive Officer and the Company under SERP as well as information regarding earnings, aggregate withdrawals and distributions and balances under the SERP for each Executive Officer for the fiscal year ended December 31, 2007.

	Executive	Registrant		Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

Thomas C. Tiller, Chief Executive Officer	$52,404	$52,404	$236,442	0	$1,718,721
Michael W. Malone, Vice President — Finance, Chief Financial Officer and Secretary	14,234	14,234	23,116	0	218,248
Bennett J. Morgan, President and Chief Operating Officer	17,327	17,327	5,770	0	101,146
Jeffrey A. Bjorkman, Vice President — Operations	10,144	10,144	21,674	0	272,047
John B. Corness, Vice President — Human Resources	9,241	9,241	21,249	0	219,408

Polaris sponsors a 401(k) Plan and SERP, the terms of which are described under “Compensation Discussion and Analysis — Elements of Executive Compensation — Benefits” beginning on page 34 of this Proxy Statement. Executive Officers may elect to invest their contributions in the SERP in the same funds that are available to Polaris employees generally under the 401(k) Plan. During fiscal year 2007, Executive Officers invested in the following funds:

Dreyfus MidCap Index Fund
Dreyfus Small Cap Stock Index Fund
Fidelity Dividend Growth Fund
Fidelity Diversified International Fund A
Fidelity Equity-Income Fund
Fidelity Growth Company Fund
Fidelity Managed Income Portfolio	Fidelity Puritan Fund
Franklin Small-Mid Cap Growth Fund
Neuberger Berman Genesis Fund Trust
Oakmark Select Fund Class I
PIMCO Total Return Fund Administrative Class
Spartan US Equity Index Fund Investor Class

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Payments Made Upon Termination

The tables below reflect the estimated amount of compensation that would be payable in the event of the termination of an Executive Officer’s employment. The amounts payable are to (i) the Chief Executive Officer under the terms of the employment agreement in effect on December 31, 2007, and (ii) each of the other Executive Officers under the terms of a severance agreement entered into by the executive and the Company. These severance agreements are described in more detail under the heading “Severance Agreements” beginning on page 35. In each case, the tables below reflect the amount of compensation that would be payable under any one of the following scenarios:

•	For cause by the Company;

•	Without cause by the Company in connection with a non-change in control event;

•	Without cause by the Company or with good reason by the Executive Officer in connection with a change in control of the Company; and

•	Upon the death or disability of the Executive Officer.

The amounts reflected in the tables below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Earned but unpaid base salary through the date of termination;

•	Accrued but unused vacation pay through the date of termination;

•	Maximum Company matching contributions to the 401(k) Plan or the SERP, as applicable, in an amount equal to 5% of the final payouts for base salary, incentive awards under the Senior Executive Plan, if any, and accrued vacation;

•	Distributions of plan balances under the Polaris 401(k) Plan;

•	Distributions of plan balances under the SERP. See the Nonqualified Deferred Compensation table on page 48 for information regarding each Executive Officer’s balance under the SERP as of December 31, 2007; and

•	A life insurance benefit equal to two times base salary up to a maximum of $650,000, payable in the event of termination upon death.

The amounts set forth in the tables below also do not reflect any applicable tax withholdings or other deductions by the Company from the amounts otherwise payable to the Executive Officers upon termination of employment.

Executive severance arrangements are a part of the normal course of business. The terms, conditions, and magnitude of those arrangements are established by periodically reviewing market practices with the assistance of the Company’s independent compensation consultant, Hewitt Associates, Inc., to ensure that the arrangements are in keeping with prevailing practice. Moreover, the terms and conditions are also assessed in the context of what is viewed to be proper governance and that serves the interest of the Company. The design and structure of these severance arrangements do not have any impact on the structure of the regular forms of pay, i.e., salary, bonus, long-term incentives etc. Rather, severance policies are contingent arrangements and useful tools to further the interests of the Company if specific circumstances should arise.

The Company’s severance programs are positioned to be relative to common market practice. As an example, with respect to change in control severance protection, our research of the market indicates that it is majority practice for a Chief Executive Officer as well as the other similarly situated Executive Officers to receive severance equal to three times their combined salary plus bonus if they are terminated subsequent to a change in control. Polaris’ program provides for two times salary and bonus upon termination subsequent to a change in control. This conservative approach we believe serves to lower the cost of the program, lower the risk of excise tax-related costs while at the same time providing a degree of protection that is thought proper under the circumstances.

Potential Payments to Mr. Tiller Upon Termination of Employment

At December 31, 2007, Mr. Tiller, the Chief Executive Officer, and the Company were parties to an employment agreement dated January 18, 2007, as amended in October 2007 to change certain nonsubstantive definitions to comply with Section 409A of the Internal Revenue Code (as amended, the “2007 Employment Agreement”), which replaced all prior agreements except for his change in control agreement dated July 8, 1998. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was December 31, 2007, (ii) the payments are based upon the terms of the 2007 Employment Agreement which was in effect on that date, and (iii) the stock price was $47.77, the closing market price of the Company’s common stock on December 31, 2007, the last business day of the 2007 fiscal year.

					Without Cause
					or With Good
	For Cause or		Without Cause		Reason
	Without Good		or With Good		Termination
Executive Benefits and Payments Upon	Reason		Reason		(Change		Death or
Termination for Thomas C. Tiller	Termination		Termination		in Control)		Disability

Compensation:
Annual Compensation
Cash Compensation	$0		$730,076	(1)	$3,432,372	(2)	$0
Annual Cash Incentives (Senior Executive Plan-200% of Base Salary)	1,561,957	(3)	2,977,131	(4)	0		$1,561,957	(3)
Long-Term Compensation
Stock Options
Unvested and Accelerated	N/A		213,120	(5)	213,120	(5)	213,120	(5)
Restricted Stock
Unvested and Accelerated	N/A		1,910,800	(6)	5,875,710	(6)	1,910,800	(6)
Benefits and Perquisites
Medical and Dental	0		22,241	(7)	0		0

Total	$1,561,957		$5,853,368		$9,521,202		$3,685,877

(1)	Represents the present value of a $62,500 monthly base salary payment (1/12 of his $750,000 base salary) payable over a 12-month period, calculated using a discount rate of 5%.

(2)	Represents two times Mr. Tiller’s average annual cash compensation (including base salary and incentive awards under the Senior Executive Plan) for the three fiscal years of the Company immediately prior to termination, using the information reflected in the Summary Compensation Table appearing on page 37 of this Proxy Statement for fiscal years 2006 and 2007, and using the Company’s 2006 Proxy Statement with respect to amounts received for fiscal year 2005.

(3)	Represents the present value of the $1,575,000 incentive award payable to Mr. Tiller under the Senior Executive Plan for the 2007 performance period, as set forth in column (g) of the Summary Compensation Table appearing on page 37 of this Proxy Statement, calculated using a discount rate of 5%.

(4)	Represents (i) $1,415,174, the present value of the target bonus of $1,500,000 for the remaining year under the 2007 Employment Agreement that would be paid in February 2009 and (ii) $1,561,957, the present value of the $1,575,000 incentive award payable under the Senior Executive Plan for the 2007 performance period. The present value of such payments was calculated using a discount rate of 5%.

(5)	Represents the value of 192,000 unvested stock options under the Stock Option Plan, which are reflected in column (c) of the Outstanding Equity Awards at Fiscal Year-End Table beginning on page 45 of this Proxy Statement using $47.77, the closing market price of the Company’s common stock on December 31, 2007, the last business day of the 2007 fiscal year less the option exercise price.

(6)	Represents the value of 123,000 outstanding performance-based stock awards under the Restricted Stock Plan, as reflected in column (i) of the Outstanding Equity Awards at Fiscal Year-End Table beginning on page 45 of this Proxy Statement, using $47.77, the closing market price of the Company’s common stock on December 31, 2007, the last business day of the 2007 fiscal year. With respect to 83,000 performance based stock awards under the Restricted Stock Plan, the Company did not achieve the performance targets over the measurement period and as a result Mr. Tiller’s shares will lapse in accordance with their terms. The shares will be awarded only upon a change in control until they lapse and therefore have only been included in that column in the above table.

(7)	Represents the present value of Mr. Tiller’s medical and dental insurance coverage for a 12-month period following termination based on monthly medical and dental insurance premiums of $1,889 and $15, respectively. The present value of such monthly payments was calculated using a discount rate of 5%.

Under the terms of Mr. Tiller’s 2007 Employment Agreement, if the Company terminated his employment for “cause” or if he terminated his employment without “good reason” (as such terms are defined below), he would be entitled to receive the payments set forth in the first column of the above table. Mr. Tiller’s 2007 Employment Agreement defines “cause” as the willful and continued failure by him to substantially perform his duties, his willful engagement in gross negligence, illegal conduct or gross misconduct which is materially and demonstrably injurious to Polaris; his conviction or entry of a guilty or nolo contendere plea with respect to a felony or any other willful and material breach of the agreement by him that is not remedied. “Good reason” is defined under the 2007 Employment Agreement as a material reduction or a diminution of his title or in the scope of Mr. Tiller’s authority and responsibility, a reduction in his base compensation, a material change in geographical location of his principal place of employment or failure by the Company to perform any of its material obligations to him.

Potential Payments Upon Termination of Employment to Executive Officers Other Than Mr. Tiller

The following table describes the potential payments upon termination of employment for each of the Executive Officers, other than Mr. Tiller, in accordance with the severance agreements with these Executive Officers entered into on January 16, 2008. With respect to the potential payments upon death or disability, these payments are in accordance with the standard benefits available to officers of the Company. For purposes of calculating the potential payments set forth in the table below, we have assumed that (i) the date of termination was December 31, 2007 and (ii) the stock price was $47.77, the closing market price of the Company’s common stock on December 31, 2007, the last business day of the 2007 fiscal year.

				Without Cause
		Without Cause		or With Good
		(not in		Reason
		connection		Termination (in
		with a		connection with
		Change in		a Change in		Death or
	For Cause	Control)		Control)		Disability

Mr. Malone
Cash Compensation	$0	$653,142	(1)	$1,076,271	(4)	$0
Annual Cash Incentives (Senior Executive Plan-80% of Base Salary)	0	291,565	(2)	291,565	(2)	291,565	(2)
LTIP Incentive Awards	0	78,625	(3)	0		78,625	(3)
Stock Options (Unvested and Accelerated)	N/A	N/A		73,040	(5)	N/A
Restricted Stock (Unvested and Accelerated)	N/A	N/A		1,194,250	(6)	716,550	(6)
Other Benefits and Perquisites — Medical And Dental Premiums	N/A	22,241	(7)	N/A		N/A
Early Retiree Benefits
Medical and Dental Insurance	N/A	340,392	(8)	N/A		N/A
Use of Polaris Products	N/A	0		N/A		N/A
Polaris Parts, Garments and Accessories	N/A	29,692	(9)	N/A		N/A
Physical Exams	N/A	134,407	(10)	N/A		N/A

Total	$0	$1,550,064		$2,635,126		$1,086,740

Mr. Morgan
Cash Compensation	$0	$965,056	(1)	$1,227,484	(4)	$0
Annual Cash Incentives (Senior Executive Plan-100% of Base Salary)	0	396,687	(2)	396,687	(2)	396,687	(2)
LTIP Incentive Awards	0	105,842	(3)	0		105,842	(3)
Stock Options (Unvested and Accelerated)	N/A	N/A		138,950	(5)	N/A
Restricted Stock (Unvested and Accelerated)	N/A	N/A		940,496	(6)	940,496	(6)
Other Benefits and Perquisites — Medical And Dental Premiums	N/A	22,241	(7)	N/A		N/A
Early Retiree Benefits
Medical and Dental Insurance	N/A	361,060	(8)	N/A		N/A
Use of Polaris Products	N/A	0		N/A		N/A
Polaris Parts, Garments and Accessories	N/A	31,381	(9)	N/A		N/A
Physical Exams	N/A	142,055	(10)	N/A		N/A

Total	$0	$2,024,322		$2,703,617		$1,443,025

				Without Cause
		Without Cause		or With Good
		(not in		Reason
		connection		Termination (in
		with a		connection with
		Change in		a Change in		Death or
	For Cause	Control)		Control)		Disability

Mr. Bjorkman
Cash Compensation	$0	$502,660	(1)	$881,308	(4)	$0
Annual Cash Incentives (Senior Executive Plan-80% of Base Salary)	0	226,112	(2)	226,112	(2)	226,112	(2)
LTIP Incentive Awards	0	66,529	(3)	0		66,529	(3)
Stock Options (Unvested and Accelerated)	N/A	N/A		59,550	(5)	N/A
Restricted Stock (Unvested and Accelerated)	N/A	N/A		537,413	(6)	537,413	(6)
Other Benefits and Perquisites — Medical And Dental Premiums	N/A	22,241	(7)	N/A		N/A
Early Retiree Benefits
Medical and Dental Insurance	N/A	345,943	(8)	N/A		N/A
Use of Polaris Products	N/A	0		N/A		N/A
Polaris Parts, Garments and Accessories	N/A	30,145	(9)	N/A		N/A
Physical Exams	N/A	136,461	(10)	N/A		N/A

Total	$0	$1,330,092		$1,704,383		$830,054

Mr. Corness
Cash Compensation	$0	$518,050	(1)	$870,661	(4)	$0
Annual Cash Incentives (Senior Executive Plan-80% of Base Salary)	0	234,046	(2)	234,046	(2)	234,046	(2)
LTIP Incentive Awards	0	62,901		0		62,901	(3)
Stock Options (Unvested and Accelerated)	N/A	N/A		55,580	(5)	N/A
Restricted Stock (Unvested and Accelerated)	N/A	N/A		573,240	(6)	573,240	(6)
Other Benefits and Perquisites — Medical And Dental Premiums	N/A	22,241	(7)	N/A		N/A
Early Retiree Benefits
Medical and Dental Insurance	N/A	315,271	(8)	N/A		N/A
Use of Polaris Products	N/A	0		N/A		N/A
Polaris Parts, Garments and Accessories	N/A	27,638	(9)	N/A		N/A
Physical Exams	N/A	125,112	(10)	N/A		N/A

Total	$0	$1,305,259		$1,733,527		$870,187

(1)	Represents an amount equal to each Executive Officer’s base salary as of December 31, 2007 (for all Executive Officers other than Mr. Morgan who will receive one and a half times his then-current annual base salary), plus the amount of the cash incentive award that was paid to each Executive Officer under the Senior Executive Plan for work performed in the fiscal year immediately preceding the year in which the termination occurs payable over a 12-month period, calculated using a discount rate of 5%. This amount also includes the amount of earned but unused vacation time that would be payable 30 days after termination.

(2)	Represents the present value of the incentive award that would have otherwise been payable to each Executive Officer under the Senior Executive Plan for the 2007 performance period, as reflected in column (g) of the Summary Compensation Table appearing on page 37 of this Proxy Statement. The present value of such incentive awards was calculated using a 5% discount rate.

(3)	Executive Officers would be entitled to the pro rata amount of earned but unpaid LTIP incentive awards for all open performance periods as of the date of termination; however, as described in more detail under the section entitled “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Compensation — LTIP” beginning on page 30 of this Proxy Statement, at the present time the Company does not believe that it will meet the threshold financial performance criteria under the 2005 LTIP Grant or the 2006 LTIP Grant. Thus, the amount reflected for each Executive Officer represents their pro rata target award for the 2007 LTIP Grant only. This amount has been calculated using a discount rate of 5% and assumes the payment would be made in February 2010.

(4)	Represents an amount equal to two times each Executive Officer’s average annual cash compensation (including base salary and incentive awards under the Senior Executive Plan and LTIP) for the three fiscal years of the Company immediately prior to termination, using the information reflected in the Summary Compensation Table appearing on page 37 of this Proxy Statement for fiscal years 2006 and 2007 and in the Company’s 2006 Proxy Statement with respect to amounts received for fiscal year 2005. This amount also includes the amount of earned but unused vacation time.

(5)	Represents the market value of each Executive Officer’s unvested stock options under the Omnibus Plan and the Stock Option Plan as of December 31, 2007, using the closing market price of the Company’s common stock on December 31, 2007, the last business day of the 2007 fiscal year. The number of such stock options and the exercise price thereof are reflected in columns (c) and (e), respectively, of the Outstanding Equity Awards at Fiscal Year-End Table beginning on page 45 of this Proxy Statement. To the extent that the exercise price for a particular stock option exceeded $47.77 per share, the Company included a market value of $0 for such award in the aggregate market value of all stock options held by the Executive Officer.

(6)	Represents the value of each Executive Officer’s outstanding performance-based stock awards under the Omnibus Plan and the Restricted Stock Plan as of December 31, 2007, which are reflected in column (i) of the Outstanding Equity Awards at Fiscal Year-End Table beginning on page 45 of this Proxy Statement, based on the closing market price of the Company’s common stock on December 31, 2007, the last business day of the 2007 fiscal year. With respect to 10,000 performance based stock awards under the Restricted Stock Plan that Mr. Malone was awarded in November 2004, the Company did not achieve the performance targets over the measurement period and as a result Mr. Malone’s shares will lapse in accordance with their terms. The shares will be awarded only upon a change in control through November 2008 and therefore have only been included in that column in the above table.

(7)	Represents the present value of each Executive Officer’s medical and dental insurance coverage for a 12-month period following termination based on monthly medical and dental insurance premiums of $1,889 and $15, respectively. The present value of such monthly payments was calculated using a discount rate of 5%.

(8)	Represents the present value of each Executive Officer’s and their spouse’s medical and dental insurance coverage from termination date through age 78 (which is the average life expectancy for Executive Officers) based on annual medical and dental insurance premiums of $22,668 and $180, respectively. The present value of such annual payments was calculated using a discount rate of 5%.

(9)	Represents the present value of the average annual Polaris Parts, Garment and Accessories for the Executive Officers from termination date through age 78 (which is the average life expectancy for the Executive Officers) based on average annual orders of $1,961. The present value of such annual payments was calculated using a discount rate of 5%.

(10)	Represents the present value of each Executive Officer’s and their spouse’s physical exams from termination date through age 78 (which is the average life expectancy for Executive Officers) based on average annual physical exam cost of $8,877 for both the Executive Officer and their spouse. The present value of such annual payments was calculated using a discount rate of 5%.

Payments Made Upon Retirement

Other than the 401(k) Plan and the restorative SERP, as explained in the section entitled “Compensation Discussion and Analysis — Elements of Executive Compensation — Benefits” appearing on page 34 of this Proxy Statement, the Company does not maintain a pension plan or a defined benefit supplemental retirement savings plan for the Executive Officers.

The Company does, however, provide certain perquisites to Executive Officers that are retirement-eligible. These perquisites include:

•	Medical insurance coverage or cash equivalent for retirees and their spouses from age 55 to 64 with coverage coinciding with Medicare B after age 65;

•	Dental insurance coverage for retirees and their spouses at the same coverage level with the same provider as an active employee,

•	Continued annual physical exams at the Mayo Clinic for retirees and their spouses in accordance with the active officer benefit;

•	Continued use of Polaris products in accordance with the active executive officer benefits, including related parts, garments and accessories;

•	For LTIP participants, a prorated LTIP payout based on the time worked during the performance measurement period payable in accordance with the normal payment schedule;

•	For Executive Officers other than the Chief Executive Officer, waiver of vesting period for outstanding stock options that have not yet vested at the date of retirement and an exercise period that is 36 months from the effective date of termination; and

•	For the Chief Executive Officer only, secretarial services and reasonable office facilities and the continued use of the company airplane and travel services in accordance with the active officer benefit. The treatment of restricted stock and stock options for the Chief Executive Officer will be subject to his or her employment agreement.

To be eligible for full retirement-age benefits, the Executive Officer must have attained the age of at least 65. None of the Company’s Executive Officers are retirement-eligible as of December 31, 2007 and, accordingly, the tables above do not include any amounts for the retirement perquisite described above.

The Company also provides certain early retirement benefits to Executive Officers who have attained the age of at least 55 and have a minimum of 10 years of service to the Company. These benefits include the same benefits available at full retirement age described above, except for Executive Officers other than the Chief Executive Officer, all outstanding stock options that have not yet vested are forfeited. None of the Company’s Executive Officers are early retirement-eligible as of December 31, 2007 and, accordingly, the tables above do not include any amounts for the early retirement benefit except with respect to the column “Without Cause (not in connection with a Change in Control)”.

Mr. Tiller’s 2007 employment agreement, which is described under the section entitled “2007 Employment Agreement with Mr. Tiller” below, provides that he will be eligible to retire from Polaris for all purposes upon completion of the term of the agreement on December 31, 2008, provided his employment with the Company is not terminated prior thereto. Mr. Tiller will be eligible to receive the same retirement benefits listed above for Chief Executive Officer and Executive Officers generally.

2007 Employment Agreement with Mr. Tiller

Mr. Tiller and Polaris are parties to an employment agreement dated January 18, 2007, as amended in October 2007 to change certain nonsubstantive definitions to comply with Section 409A of the Internal Revenue Code, and a Change of Control Agreement dated July 8, 1998. The employment agreement provides that Mr. Tiller will serve as chief executive officer of the Company through at least December 31, 2008. The employment agreement provides for an annual base salary of at least $750,000 per year, which may be increased at the discretion of the Board of Directors, an opportunity to earn a target bonus of 200% of base salary under the Senior Executive Plan and participation under the Company’s benefit plans and perquisites identified above. Mr. Tiller’s employment agreement also provides for certain payments upon termination of employment under various circumstances as described above in “Potential Payments to Mr. Tiller.”

Employment Agreement with Mr. Morgan

Mr. Morgan and Polaris are parties to an employment agreement dated April 11, 2005 and a Change of Control Agreement dated November 1, 2004. The employment agreement provides for an annual base salary of at least $350,000 per year, which may be increased at the discretion of the Board of Directors, an opportunity to earn awards under the Senior Executive Plan, the LTIP and the Company’s equity based compensation plans and participation under the Company’s benefit plans and perquisites identified above.

Severance Agreements

The Company has entered into severance agreements with the Executive Officers, other than the Chief Executive Officer, which provide certain benefits to the Executive Officers upon their termination of employment under certain circumstances after a “Change in Control” or upon the occurrence of certain “Non-Change in Control” events.

Change in Control Terminations.  Under the severance agreements, a “Change in Control” termination is deemed to occur if:

•	There is a substantial change in the composition of the Board of Directors which causes at least one-half of the Board of Directors to consist of new directors that were not nominated by the Company; or

•	A third party acquires ownership of 35% or more of the Company’s common stock, unless such acquisition is approved by the Company; or

•	The Company engages in certain extraordinary corporate events (such as a liquidation, dissolution, reorganization, merger or sale of all or substantially all of its assets), unless the Company is the surviving entity following such transaction or at least one-half of the Company’s Board of Directors continue to serve as directors of the surviving entity after such transaction, as applicable.

If upon or within 24 months after a Change in Control, any of the Executive Officers terminates his employment for “Good Reason” or such employee’s employment is terminated without “Cause,” he will be entitled to:

•	All accrued but unpaid compensation and benefits; and

•	A lump-sum cash payment equal to two times his average annual cash compensation (including cash incentives under the Senior Executive Plan and LTIP, but excluding the award or exercise of stock options or stock grants) for the three fiscal years of the Company immediately preceding such termination.

If such termination occurs before an annual cash incentive award for any preceding fiscal year has been paid in accordance with the Senior Executive Plan, the Company is required to pay to the employee the amount of the employee’s cash incentive award for such preceding fiscal year as soon as it is determinable and such amount is to be included in the determination of the payment to be made pursuant to the agreement. No cash incentive award shall be paid for any part of the fiscal year in which the termination occurs.

Under the change in control agreements, “Good Reason” means:

•	A material re-assignment of or reduction in the Executive Officer’s duties;

•	A material reduction in the Executive Officer’s base compensation;

•	A material change in the geographic location of the Executive Officer’s principal place of employment.

•	Any other failure by the Company to perform any of its material obligations to the Executive Officer.

The Executive Officer is required to provide the Company with notice of the existence of Good Reason during the 90-day period beginning on the date of the initial existence of Good Reason. If the Company remedies the condition giving rise to Good Reason within 30 days thereafter, the Executive Officer will not be entitled to terminate employment for Good Reason.

The change in control agreements define “Cause” as:

•	repeated willful and deliberate violations of the Executive Officer’s employment obligations; or

•	conviction for a felony involving moral turpitude or dishonesty with respect to the Company.

The amounts payable to each Executive Officer under the change of control agreements are quantified in the tables above.

Non-Change in Control Terminations.  Under the severance agreements, a “Non-Change in Control Termination” is deemed to occur if the Executive Officer is terminated by the Company without “Cause” but excluding those terminations that occur in connection with a “Change of Control” of the Company. The terms “Cause” and “Change of Control” have the same meaning as those same terms have in the change in control provisions set forth in the section above entitled “Change in Control Terminations.”

In the event of a “Non-Change in Control Termination,” the Executive Officers will be entitled to:

•	All earned but unpaid compensation and benefits;

•	A cash payment in an amount equal to his then current annual base salary as of the termination date except for the President and Chief Operating Officer who shall be entitled to an amount equal to 18 months of his then current base salary payable over one year;

•	An amount equal to the cash incentive award under the Senior Executive Plan that was paid to each executive for the fiscal year immediately preceding the fiscal year in which the termination takes place, payable over one year, and any earned but unpaid cash incentive award under the Senior Executive Plan for the fiscal year immediately preceding the fiscal year in which the termination takes place;

•	An amount each executive would otherwise be eligible to receive pursuant to the LTIP had the individual remained continuously employed through the end of the award period under the LTIP, prorated by the time actually worked in the performance period;

•	Eligibility for early retirement benefits under the Company’s Early Retirement Benefit Policy for Officers discussed herein under Payments Made Upon Retirement beginning on page 53;

•	Reasonable executive outplacement services; and

•	The release of restrictions on all outstanding restricted share awards for which the performance goal has been met and the performance period has expired.

The amounts payable to each Executive Officer under the severance agreements are quantified in the tables appearing on pages 50 to 52 of this Proxy Statement.

Non-Compete and Non-Solicitation Agreements

As described in “2007 Employment Agreement with Mr. Tiller” beginning on page 54 of this Proxy Statement, Mr. Tiller has agreed not to engage in competitive activities for a period of two years following his termination of employment. The other Executive Officers were required to enter into non-competition agreements, as a condition to receipt of restricted stock and LTIP grants, under which they agree to not engage in competitive activities for a period of one year following their termination of employment.

DIRECTOR COMPENSATION

	Fees Earned
	or Paid	Stock	Option	All Other
	in Cash	Awards	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)
(a)	(b)	(c)	(d)	(g)	(h)

Andris A. Baltins	$72,374	61,800	$14,940	$31,001	$180,115
Robert L. Caulk	63,374	61,800	14,940	5,106	145,220
Annette K. Clayton	60,374	61,800	14,940	7,497	144,611
John R. Menard, Jr.	50,374	61,800	14,940	10,610	137,724
Gregory R. Palen	162,374	61,800	14,940	43,350	282,464
R. M. (Mark) Schreck	61,374	61,800	14,940	14,239	152,353
Thomas C. Tiller(5)	0	0	0	0	0
William Grant Van Dyke	58,352	61,800	0	2,816	122,968
John P. Wiehoff(6)	22,467	0	0	226	22,693
Richard A. Zona(7)	39,000	0	14,940	3,090	57,030

(1)	As described in more detail in the accompanying narrative, directors may defer all or a portion of the fees otherwise payable to them in accordance with the Polaris Industries Inc. Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”). Mr. Tiller did not receive any fees for his service as a director.

Each of the remaining directors deferred all fees otherwise payable to him or her in 2007 in accordance with the Deferred Compensation Plan. The deferred amounts were converted into common stock equivalents. The aggregate number of common stock equivalents held by each director as of December 31, 2007 is reflected in column (b) of the Non-Employee Director Outstanding Equity Awards at Fiscal Year-End Table appearing on page 57 of this Proxy Statement.

(2)	On May 17, 2007, the existing directors at that time, excluding Mr. Tiller, were each awarded 1,200 deferred stock units under the Omnibus Plan. These deferred stock units vested immediately and the directors will receive one share of common stock for every deferred stock unit upon termination of service as a director or upon a change in control. The grant date fair market value for these deferred stock units was $61,800 for each director. This amount was recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123(R). The aggregate number of stock awards and option awards outstanding as of December 31, 2007 for each director other than Mr. Tiller is reflected in the Non-Employee Directors-Outstanding Equity Awards at Fiscal Year-End Table appearing on page 57 of this Proxy Statement. Mr. Tiller’s outstanding awards as of December 31, 2007 are reflected in the Outstanding Equity Awards at Fiscal Year-End Table for Executive Officers appearing on page 45 of this Proxy Statement.

(3)	Includes dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123(R) and thus may include awards granted in and prior to 2007. Refer to Footnote 2 “Share Based Employee Compensation” in the “Notes to Consolidated Financial Statements” included in the Form 10-K filing as of December 31, 2007 for the assumptions made in the valuation of option awards.

(4)	Reflects the dollar value of dividends earned during 2007 on common stock equivalent accounts under the Deferred Compensation Plan and on the deferred stock units that were awarded on May 17, 2007.

(5)	Mr. Tiller, the Chief Executive Officer of the Company, does not receive compensation for his service as a director or as a member of committees of the Board of Directors of the Company. Information regarding Mr. Tiller’s compensation for his service as Chief Executive Officer of the Company for the fiscal years ended December 31, 2006 and 2007 can be found in the Summary Compensation Table appearing on page 37 of this Proxy Statement.

(6)	Mr. Wiehoff was appointed as a director of the Company effective July 26, 2007.

(7)	Mr. Zona resigned from the Board of Directors of the Company effective April 20, 2007. Mr. Zona was issued a stock certificate for 9,205 shares, representing the distribution of his account under the Deferred Compensation Plan following the termination of his service as a director.

Non-Employee Directors — Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the number of shares of common stock underlying outstanding stock options and stock awards for each of the non-employee directors as of December 31, 2007. Information regarding Mr. Tiller’s outstanding equity awards as of December 31, 2007 can be found in the Outstanding Equity Awards at Fiscal Year-End Table appearing on page 45 of this Proxy Statement.

	Stock	Stock
Name	Options	Awards(1)

Andris A. Baltins	16,000	23,996
Robert L. Caulk	8,000	4,611
Annette K. Clayton	12,000	6,322
John R. Menard, Jr.	16,000	8,653
Gregory R. Palen	16,000	33,952
R. M. (Mark) Schreck	16,000	11,449
William Grant Van Dyke	—	2,894
John P. Wiehoff	—	485

(1)	Includes common stock equivalents awarded to directors under the Deferred Compensation Plan and deferred stock units and the accompanying dividend equivalent units issued to the directors under the Omnibus Plan.

Director Fees

Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Compensation for non-employee directors is divided into cash and stock components. The Company presently pays each non-employee director other than our Chairman, Mr. Palen, an annual director’s fee of $52,000. At least $5,000 of the annual director’s fee paid to each non-employee director will be payable in common stock equivalents (as described below). Mr. Palen, our non-executive Chairman of the Board of Directors, currently receives an annual fee of $152,000 in lieu of the annual director’s fee received by other non-employee directors. The Chairs of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and Technology Committee currently receive an annual committee chairman’s fee of $10,000. Non-employee directors also receive $1,000 for each committee meeting attended, which fees they may choose to defer under the Deferred Compensation Plan (as described below).

Deferred Compensation Plan

The Company maintains the Deferred Compensation Plan, for directors who are not officers or employees of the Company (“Outside Directors”). As of each quarterly date on which retainer fees are payable to Outside Directors, each Outside Director automatically receives an award of common stock equivalents having a fair market value of $1,250. An Outside Director can also defer all or a portion of the director and/or chair and committee fees that would otherwise be paid to him or her in cash. Such deferred amounts are converted into additional common stock equivalents based on the then fair market value of the common stock. These “common stock equivalents” are phantom stock units, i.e., each common stock equivalent represents the economic equivalent of one share of common stock. Dividends will be credited to Outside Directors as if the common stock equivalents are outstanding shares of common stock. Such dividends will be converted into additional common stock equivalents.

As soon as practicable after an Outside Director’s service on the Board terminates, he or she will receive a distribution of a number of shares of common stock equal to the number of common stock equivalents then credited to him or her under the Deferred Compensation Plan. Upon the death of an Outside Director, the shares will be issued to his or her beneficiary. Upon a change in control of the Company (as defined in the Deferred Compensation Plan), however, each Outside Director will receive a cash payment equal to the value of his or her accumulated common stock equivalents.

A maximum of 200,000 shares of common stock are reserved for issuance under the Deferred Compensation Plan. Of that total, 42,549 shares of common stock remained available for future grants as of February 14, 2008. The Deferred Compensation Plan will remain effective until May 31, 2010, unless terminated earlier by the Board of Directors. The Deferred Compensation Plan may be terminated or amended at any time by the Board of Directors.

Stock Options and Deferred Stock Units

Annually, through 2006, non-employee directors received a grant of options under the Director Stock Option Plan to purchase 4,000 shares of the Company’s common stock at an exercise price equal to fair market value on the date of grant. In 2007, the Company’s shareholders approved the 2007 Omnibus Plan. Though grants previously made under the Director Stock Option Plan remain outstanding, no further awards will be granted under that plan. Instead, grants, if any, will be made under the 2007 Omnibus Plan, which permits the Board, from time to time, to set the amount and type of equity awards to be granted on a periodic non-discriminatory basis to non-employee directors.

On May 17, 2007, each non-employee director then serving as a member of the Board received a grant under the 2007 Omnibus Plan of 1,200 deferred stock units. The deferred stock units vested immediately upon issuance, and upon termination of service as a director or upon an earlier change in control of Polaris, each director will receive one share of common stock plus dividends for every deferred stock unit issued. The Board of Directors determined that stock units were preferable to stock options in aligning the interest of directors with shareholders and the 1,200 deferred stock units issued were intended to approximate the value of the 4,000 stock options previously granted.

Use of Polaris Products and Corporate Aircraft

Additionally, the Company provides six Polaris products to each of the Outside Directors, of his or her choice, at no charge to encourage a first-hand understanding of the riding experience of Polaris customers and to provide Outside Directors with an opportunity to evaluate product design and efficiency. The products used by the Outside Directors are returned to Polaris at the end of a defined usage period based upon months, miles or hours, depending upon the product line. Polaris sells the returned products to dealers at an amount greater than the cost of such products to the Company. All Outside Directors also receive related Polaris parts, garments and accessories.

Directors are eligible to use the Company’s aircraft for personal travel, however, all incremental variable operating costs associated with such personal aircraft use must be reimbursed to the Company. During 2006 and 2007, none of the directors used the Company’s corporate aircraft for personal travel.

Director Stock Ownership Guidelines

The Company’s Board of Directors has adopted stock ownership guidelines, which provide that each non-employee director is expected to own, directly or indirectly, shares of Polaris common stock, common stock equivalents and deferred stock units having a value of at least three times the amount of the annual retainer fee and, if applicable, committee chairman fee paid to such director. Compliance with the stock ownership guidelines is voluntary but is monitored by the Vice President-Finance and Chief Financial Officer of the Company. All non-employee directors are expected to satisfy the stock ownership guidelines within four years following the date they are first elected to the Board of Directors. The following chart sets forth the stock ownership of each of the non-employee directors that were in office as of December 31, 2007 relative to the stock ownership guidelines:

				Shares of Common
				Stock, Common
	Stock Ownership			Stock Equivalents
	Guidelines			and Deferred Stock
	(as a Multiple of		Stock Ownership	Units Held as of
	Annual Director		Guidelines	December 31,	Stock Ownership
Name	Fee/Chairman Fee)		(as a Number of Shares)	2007	Guideline Met?

Andris A. Baltins	3	x	3,720	49,146	Yes
Robert L. Caulk	3	x	3,720	4,811	Yes
Annette K. Clayton	3	x	3,120	6,322	Yes
John R. Menard, Jr.	3	x	3,120	8,653	Yes
Gregory R. Palen	3	x	9,120	51,379	Yes
R.M. (Mark) Schreck	3	x	3,720	15,339	Yes
William Grant Van Dyke	3	x	3,720	3,894	Yes
John P. Wiehoff	3	x	3,120	485	(1)

(1)	Mr. Wiehoff was first appointed to the Board of Directors on July 26, 2007. The Company expects that Mr. Wiehoff will satisfy the stock ownership guidelines on or prior to July 26, 2011, the fourth anniversary of the date he was first appointed to the Board of Directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee assists the Board of Directors in establishing a philosophy and policies regarding executive and director compensation, provides oversight of the administration of the Company’s director and executive compensation programs and administers the Company’s stock option, restricted share and other equity-based plans, reviews the compensation of directors, executive officers and senior management, and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including this Compensation Committee Report.

In performing our oversight responsibilities, we have reviewed and discussed the Compensation Discussion and Analysis that appears earlier in this Proxy Statement. Based on the review and discussions, and subject to the limitations of our role, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2008 Annual Meeting of Shareholders.

COMPENSATION COMMITTEE

Robert L. Caulk, Chair
Andris A. Baltins

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for fiscal 2008, and the Board of Directors is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the Charter of the Audit Committee, require our independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board of Directors considers the selection of an independent registered public accounting firm to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an opportunity for shareholders to provide direct feedback to the Board on a significant issue of corporate governance.

Vote Required

Ratification of the selection of Ernst and Young LLP as the Company’s independent registered public accounting firm for fiscal 2008 requires the affirmative vote of the holders of a majority of the shares of Polaris common stock present in person or by proxy at the Annual Meeting and entitled to vote, assuming the presence of a quorum (provided that the number of shares voted in favor of each such proposal constitutes more than 25% of the outstanding shares of Polaris common stock). If the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008 is not ratified by the Company’s shareholders, the Audit Committee will review its future selection of an independent registered public accounting firm in the light of that vote result.

Board Recommendation

Except where authority has been withheld by a shareholder, the enclosed proxy will be voted for ratification of the selection of Ernst and Young LLP as the Company’s independent registered public accounting firm for fiscal 2008. The Board of Directors unanimously recommends a vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008.

AUDIT COMMITTEE REPORT

The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, (4) the responsibilities, performance, budget and staffing of the Company’s internal audit function, and (5) the performance of the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee is comprised of four directors, all of whom meet the standards of independence adopted by the SEC and the NYSE.

In performing our oversight responsibilities, we have reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2007 with management and with representatives of the independent registered public accounting firm of Ernst & Young LLP (“E&Y”), the Company’s independent registered public accounting firm. We also reviewed, and discussed with management and representatives of E&Y, management’s assessment and report and E&Y’s report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

We also discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90. We have received from the Company’s independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed the independence of E&Y with representatives of such firm. We are satisfied that the non-audit services provided to the Company by the independent registered public accounting firm are compatible with maintaining their independence.

Management is responsible for Polaris’ system of internal controls and the financial reporting process. E&Y is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. Our committee’s responsibility is to monitor and oversee these processes.

In reliance on the reviews and discussions referred to in this Report, and subject to the limitations of our role, we recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

AUDIT COMMITTEE

William Grant Van Dyke, Chair
Annette K. Clayton
Gregory R. Palen
John P. Wiehoff

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has engaged the independent registered public accounting firm of E&Y as independent registered public accounting firm to examine the Company’s accounts for the fiscal year ending December 31, 2007. Representatives of E&Y will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees.  The aggregate audit fees paid to E&Y for the fiscal years ended December 31, 2007 and December 31, 2006, were $828,000 and $777,000, respectively. These fees include amounts for the audit of the Company’s consolidated annual financial statements, statutory audits at certain foreign subsidiaries and the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, including services related thereto such as attest services and consents. These amounts also include fees related to testing of the Company’s internal controls over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  The aggregate audit-related fees paid to E&Y for the fiscal years 2007 and 2006 were $108,000 and $141,000, respectively. These fees related to the audit of Polaris Acceptance, the audit of employee benefit plans, assistance related to potential transactions and the issuance of certain industry reports.

Tax Fees.  The aggregate fees billed by E&Y for tax services rendered for the fiscal years 2007 and 2006 were $9,000 and $115,000, respectively. These fees primarily related to tax planning and compliance services, including assistance related to certain foreign subsidiaries.

All Other Fees.  There were no other fees paid to E&Y for the years ended December 31, 2007 and December 31, 2006.

Audit Committee Pre-Approval Requirements.  The Audit Committee’s charter provides that it has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent registered public accounting firm, (ii) all significant non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Securities Exchange Act of 1934, and (iii) all fees and the terms of engagement with respect to such services. All audit and non-audit services performed by E&Y during fiscal 2007 were pre-approved pursuant to the procedures outlined above.

OTHER MATTERS

The Board is not aware of any matters that are expected to come before the 2008 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2009 Annual Meeting of Shareholders the proposal must be submitted in writing and received by the Secretary of the Company at our principal executive offices by November 10, 2008. If a shareholder intends to introduce an item of business at the 2009 Annual Meeting, without including the proposal in the proxy statement, the Company must receive notice of that intention no later than January 23, 2009. If we do not receive a notice by January 23, 2009, the persons named as proxies in the proxy materials relating to the 2009 Annual Meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

If a shareholder wishes to have the Corporate Governance and Nominating Committee consider a candidate for nomination as a director, the notice of nomination must be submitted in writing and received by the Secretary of the Company at our principal executive offices by November 10, 2008. The notice given by a shareholder who proposes a candidate for nomination must include (i) the submitting shareholder’s name and address, (ii) a signed statement as to the submitting shareholder’s current status as a shareholder, the number of shares currently owned and the length of such ownership; (iii) the name of the candidate and a resume or a listing of the candidate’s qualifications to be a director, and (iv) a document evidencing the candidate’s willingness to serve as a director if selected by the Corporate Governance and Nominating Committee and nominated by the Board of Directors.

ADDITIONAL INFORMATION

A copy of the Annual Report of the Company for the year ended December 31, 2007 is being sent to shareholders with this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC, is included as a part of the Annual Report being sent to shareholders with this Proxy Statement.

Additional copies of the Annual Report, the Notice of Annual Meeting, this Proxy Statement and the accompanying proxy may be obtained from Michael W. Malone, the Vice President-Finance, Chief Financial Officer and Secretary of the Company. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

By Order of the Board of Directors

Michael W. Malone
Vice President — Finance,
Chief Financial Officer and Secretary

POLARIS INDUSTRIES INC.

ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, May 1, 2008
9:00 a.m.

Corporate Headquarters
2100 Highway 55
Medina, MN 55340

Polaris Industries Inc. 2100 Highway 55 Medina, MN 55340	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 1, 2008.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing this proxy, you revoke all prior proxies and appoint Thomas C. Tiller and Michael W. Malone, and each of them, as Proxies, with full power of substitution, to vote your shares of Common Stock, $.01 par value of Polaris Industries Inc., on the matters shown on the reverse side and any other matters which may come before the Annual Meeting of Shareholders to be held on May 1, 2008, or any postponements or adjournments thereof.

See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Wednesday April 30, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/pii/ — QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 30, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Polaris Industries Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

   Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of Directors:	☐	Vote FOR	☐	Vote WITHHELD
			all nominees		from all nominees
Class III (one-year term ending in 2009): 01 John P. Wiehoff			(except as marked)

Class II (three-year term ending in 2011): 02 John R. Menard, Jr. 03 R.M. (Mark) Shreck 04 William Grant Van Dyke

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal to ratify the selection of Ernst & Young LLP as independent registered auditor for 2008.	☐	For	☐	Against	☐	Abstain

3.	Upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. If a partnership, please sign in partnership name by authorized person.